UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

_____________________
Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12
C4 THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 011.

490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held June 18, 2025
Notice is hereby given that the 2025 Annual Meeting of Stockholders, or Annual Meeting, of C4 Therapeutics, Inc., will be held online on Thursday, June 18, 2025, at 8:30 a.m. Eastern Time. You will be able to attend, vote and submit your questions at www.virtualshareholdermeeting.com/CCCC2025. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting. The purpose of the Annual Meeting is the following:
1.To elect three Class II directors to our Board of Directors, each to serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal;
2.To cast a non-binding, advisory vote to approve the compensation of our named executive officers;
3.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
4.To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000; and
5.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The proposal for the election of directors relates solely to the election of Class II directors nominated by the Board of Directors. Only C4 Therapeutics, Inc., stockholders of record at the close of business on April [__], 2025 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We believe that this e-proxy process will not only expedite stockholders’ receipt of proxy materials, but also lower the costs of printing and distributing our proxy materials, as well as reduce the environmental impact of our Annual Meeting. We will mail the Notice of Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2024 Annual Report to Stockholders, or 2024 Annual Report, on or about April [__], 2025. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2024 Annual Report.
Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of the Board of Directors,

Andrew J. Hirsch
President and Chief Executive Officer
Watertown, Massachusetts
April [__], 2025

Page
Proxy Statement for the 2025 Annual Meeting of Stockholders	4
Executive Summary	5
Important Information About the Annual Meeting and Voting	6
Proposal No. 1 – Election of Three Class II Directors	12
Corporate Governance	17
Director Compensation	26
Executive Compensation	29
Certain Relationships and Related Party Transactions	44
Principal Stockholders	47
Section 16(a) Beneficial Ownership Reporting Compliance	50
Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation	51
Proposal No. 3 – Ratification of the Appointment of KPMG LLP As C4 Therapeutics’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	52
Proposal No. 4 – Approval of an Amendment to Our Fifth Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock From 150,000,000 to 300,000,000	53
Report of the Audit Committee	55
Householding	56
Stockholder Proposals	56
Other Matters	56
Appendix A - Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation	57

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
to be held at 8:30 am Eastern Time on June 18, 2025
This proxy statement contains information about the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of C4 Therapeutics, Inc., which will be held online on June 18, 2025 at 8:30 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/CCCC2025, where you will be able to vote electronically prior to the Annual Meeting and submit questions. The Board of Directors of C4 Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement the use of “C4 Therapeutics,” “Company,” “our,” “we” or “us” refers to C4 Therapeutics, Inc. and its subsidiary. The mailing address of our principal executive offices is C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Internet Availability of Proxy Materials, or Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2024 available to stockholders on or about April [__], 2025.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 18, 2025: This proxy statement and our 2024 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

C4 THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
EXECUTIVE SUMMARY
This past year was highly productive for C4 Therapeutics as we focused on execution and achieved our key strategic objectives across our entire portfolio. Importantly, during 2024, we shared clinical data from our two lead programs, executed business development initiatives, maintained our cash guidance, and continued to evolve the Board of Directors. Our achievements across key areas of the business are summarized below.
Execution Across Three Clinical Programs:
•Advanced development of our lead program, cemsidomide, an IZKF1/3 degrader, and presented updated Phase 1 clinical data demonstrating cemsidomide's potential to be developed as a backbone therapy of choice in both multiple myeloma and non-Hodgkin's lymphoma
•Advanced the Phase 1 trial for CFT1946, a BRAF V600 mutant degrader, for BRAF V600 mutant solid tumors and presented initial Phase 1 data demonstrating proof-of-mechanism
•Supported our partner, Betta Pharmaceuticals, Co., LTD, or Betta Pharma, in its initiation of the Phase 1 clinical trial of CFT8919, an EGFR L8585R degrader, in Greater China
Advanced Our Research Platform:
•Entered into a license agreement with Merck KGaA, Darmstadt, Germany, or MKDG, bringing in $16 million in upfront payments with the potential to receive up to approximately $740 million in discovery, regulatory and commercial milestone payments across the collaboration
•Delivered two development candidates to Biogen, Inc., or Biogen, resulting in our receipt of a total of $16 million in milestone payments
Positioned Company for Success:
•Completed a $25 million equity investment by Betta Investment (Hong Kong) Limited
•Executed a corporate restructuring and aligned our spend with ongoing clinical and discovery programs to extend our cash runway
Evolved Board of Directors and Senior Leadership Team:
•Continued to evolve our Board of Directors to support the needs of the company with the appointment of three new directors who bring deep experience across drug discovery, commercialization and lifecycle management
•Broadened our leading research capabilities with the appointment of Paige Mahoney, Ph.D., as Chief Scientific Officer

C4 THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Why am I receiving these materials?
Our Board of Directors, which is also referred to in this proxy statement as the Board, is providing these proxy materials to you in connection with its solicitation of proxies for use at C4 Therapeutics, Inc.’s Annual Meeting of Stockholders, which will take place on June 18, 2025 and which is referred to in this proxy statement as the Annual Meeting. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
All stockholders as of the close of business on April [__], 2025 will receive the proxy materials and have the ability to access them via the Internet, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2024, or the Annual Report, at www.virtualshareholdermeeting.com/CCCC2025.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•the election of three Class II directors to hold office until the 2028 annual meeting of stockholders or until their respective successors are duly elected and qualified;
•a non-binding, advisory vote to approve the compensation of our named executive officers;
•the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
•the approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation, or our Certificate of Incorporation, to increase the number of authorized shares of our common stock from 150,000,000 to 300,000,000.
At the time this proxy statement was mailed, our management and Board of Directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.
How does our Board of Directors recommend that I vote?
Our Board of Directors unanimously recommends that you vote:

		More Information	Board of Directors Recommendation
Proposal No. 1:	Election of Three Class II Directors	Page 12	FOR each director nominee
Proposal No. 2:	Advisory Vote on Executive Compensation	Page 51	FOR
Proposal No. 3:	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2025	Page 52	FOR
Proposal No. 4:	Approval of an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock From 150,000,000 to 300,000,000	Page 53	FOR
Please cast your vote right away to ensure that your shares are represented at the Annual Meeting.
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April [__], 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form and our Annual Report will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of these materials, help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April [__], 2025. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2024 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and this proxy statement and our 2024 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April [__], 2025, the record date for the Annual Meeting, which is referred to in this proxy statement as the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were [__] shares of common stock outstanding and entitled to vote. The shares you are entitled to vote include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April [__], 2025.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions your broker, bank, or other nominee provides. If you do not provide your broker, bank, or other nominee with instructions on how to vote your shares, your broker, bank, or other nominee may, in its discretion, vote your shares with respect to discretionary matters but may not vote your shares with respect to any non-discretionary matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
How do I vote?
By Proxy
For our Annual Meeting, you may vote your shares held as of the Record Date in the following ways:

By Mail	By Telephone	Through the Internet

Cast your ballot, sign your proxy card and send it in by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by June 17, 2025.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 17, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 17, 2025, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Any written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary.
If a broker, bank or other nominee holds your shares, you must contact that broker, bank or nominee in order to find out how to change your vote.
What if I do not specify how my shares are to be voted?
Stockholder of Record. If you submit a proxy but do not provide voting instructions, your shares will be voted:
•FOR the election of each of the three directors nominated by our board as Class II directors to serve for a three-year term (Proposal No. 1);
•FOR approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 2);
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 3); and
•FOR the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 300,000,000 (Proposal No. 4).

Beneficial Owner. Pursuant to the New York Stock Exchange, or NYSE, rules, which are applicable to NYSE-member brokerage firms,, if you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 3 (ratification of the appointment of the independent registered public accounting firm) and Proposal No. 4 (approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000) are considered “discretionary” items under the NYSE rules and your broker or nominee will be able to vote on that item even if it does not receive instructions from you. Proposal No. 1 (election of directors) and Proposal No. 2 (ratification of the compensation of our named executive officers) are considered “non-discretionary” items. A broker or nominee may not vote your shares with respect to these non-discretionary items if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy with instructions and exercise your right to vote as a stockholder.
How is a quorum reached?
Our Amended and Restated By-laws, or our By-laws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How many votes are needed for approval of each proposal and how are votes counted?
Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against that proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items (Proposal Nos. 3 and 4) but will not be allowed to vote your shares with respect to “non-discretionary” items (Proposal Nos. 1 and 2).
•Proposal No. 1: Under our By-laws, the election of Class II directors requires a plurality of the votes properly cast on the election of directors. This means that the three nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR all nominees or a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in the nominee’s favor and will have no effect on the outcome of the election.
•Proposal No. 2: Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the shares properly cast for and against such proposal. You may vote FOR, AGAINST or ABSTAIN. Abstentions and “broker non-votes” will have no effect on the outcome of Proposal No. 2.
•Proposal No. 3: The ratification of the appointment of KPMG LLP requires an affirmative vote of a majority of the shares properly cast for and against such proposal. You may vote FOR, AGAINST or ABSTAIN. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of Proposal No. 3.
•Proposal No. 4: The approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000 requires an affirmative vote of a majority of the outstanding shares entitled to vote on the proposal. You may vote FOR, AGAINST or ABSTAIN. Abstentions and “broker non-votes,” if any, will have the same effect as a vote AGAINST this proposal.
What are the effects of abstentions and broker non-votes?
•An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank, or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon (e.g. Proposal No. 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality of the votes properly cast on the election of directors, withheld votes will not have any impact on the outcome of that proposal as long as a quorum exists. Abstentions also will have no effect on the approval of the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 2)and the ratification of the appointment of KPMG LLP (Proposal No. 3).
•A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Proposal Nos. 1 and 2 are non-discretionary items. If you do not instruct your broker how to vote with respect to any of these proposals, your broker may not vote for these proposals and those votes will be counted as broker non-votes. Proposal Nos. 3 and 4 are considered to be discretionary items, which means that your brokerage firm will be able to vote on these proposal even if it does not receive instructions from you. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast, except for with respect to Proposal No. 4. The approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares from 150,000,000 to 300,000,000 (Proposal No. 4) requires an affirmative vote of a majority of the outstanding shares entitled to vote thereon, and as such broker non-votes, if any, will effectively account as a vote against Proposal No. 4.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.
What does it mean if I received more than one Notice of the Annual Meeting?
If you receive more than one proxy card or voting instruction form of the Annual Meeting, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice you received to ensure that all of your shares are voted.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which has been approved by the U.S. Securities and Exchange Commission, or the SEC. Under this procedure, we will deliver only one copy of our proxy materials in the mail to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials, you may contact us as follows:
C4 Therapeutics, Inc.
Attention: Corporate Secretary
490 Arsenal Way, Suite 120
Watertown, MA 02472
(617) 231-0700
Stockholders who hold shares in street name may contact their brokerage firm, bank, or other nominee to request information about householding.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December [30], 2025. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

How can I learn about the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS
Our Board of Directors currently consists of ten members. In accordance with the terms of our Certificate of Incorporation and By-laws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•The Class I directors are Kenneth C. Anderson, M.D., Laura Bessen, M.D., and Owen Hughes, and their term will expire at the annual meeting of stockholders to be held in 2027;
•The Class II directors are Ronald Harold Wilfred Cooper, Bruce Downey, Donna Grogan, M.D., and Steven Hoerter, and their term will expire at the Annual Meeting; and
•The Class III directors are Andrew J. Hirsch, Utpal Koppikar, and Stephen Fawell, and their term will expire at the annual meeting of stockholders to be held in 2026.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. On April 10, 2025, Mr. Downey notified the Board of Directors of his decision not to stand for reelection at the Annual Meeting. Mr. Downey’s decision not to stand for reelection does not arise from any disagreement on any matter relating to our strategy, operations, policies or practices. Mr. Downey will cease to serve as a director on June 18, 2025. The Board of Directors has determined that it will not nominate a replacement director for election at the Annual Meeting.
Our Certificate of Incorporation and By-laws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors has nominated Ronald Harold Wilfred Cooper, Donna Grogan, M.D., and Steven Hoerter for election as the Class II directors at the Annual Meeting. Each of the nominees is presently a director and has indicated a willingness to continue to serve as a director, if elected. If any of the nominees becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
Our priority in selection of members of our Board of Directors is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among members of our Board of Directors and their knowledge of our business and understanding of the competitive landscape.
Nominees for Election as Class II Directors
The following table identifies our Class II directors and sets forth their principal occupations and business experience during the last five years and their ages as of April 14, 2025:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Ronald Harold Wilfred Cooper	Chairman of the Board of Directors	2024	Class II—2025	62
Donna Grogan, M.D.	Director	2022	Class II—2025	68
Steven Hoerter	Director	2024	Class II—2025	54
Ronald Harold Wilfred Cooper has served as our director and as Chairman of our Board of Directors since June 2024. Since July 2024, Mr. Cooper has served as Chief Executive Officer and director of enGene Holdings, Inc. From June 2015 to March 2023, Mr. Cooper served as President, Chief Executive Officer, and director of Albireo Pharma, Inc. (until its acquisition by Ipsen, S.A.), a global biopharmaceutical company focused on pediatric and adult cholestatic liver diseases. Earlier in his career, from 1985 to 2014, Mr. Cooper held roles of increasing responsibility at Bristol Myers Squibb Company, most recently serving as President, Europe. Since March 2021, Mr. Cooper has served as a member of the board of directors of Generation Bio Co., a biotechnology company focused on gene therapies for rare and prevalent diseases. From June 2016 to April 2021, Mr. Cooper also served as a member of the board of directors of Genocea Biosciences, a biopharmaceutical company developing next-generation neoantigen immunotherapies. Mr. Cooper earned his Bachelor’s degree in Chemistry and Business Administration from St. Francis Xavier University in Canada.
We believe that Mr. Cooper is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive global pharmaceutical industry experience.

Donna Grogan, M.D., has served as our director since August 2022. Dr. Grogan currently serves as Principal of Grogan Consulting, LLC, serving pharmaceutical company clients across drug development, regulatory strategy, trial design, and data interpretation. From September 2013 to June 2019, Dr. Grogan served as Chief Medical Officer of Clementia Pharmaceuticals, Inc., which was acquired by Ipsen, S.A. in April 2019. Prior to Clementia, Dr. Grogan served as Chief Medical Officer for several HealthCare Ventures portfolio companies including Anexon, Apofore, and DecImmune. From February 2007 to August 2011, Dr. Grogan served as Chief Medical Officer and Senior Vice President of Clinical Development at FoldRx Pharmaceuticals, which was acquired by Pfizer in October 2010. Prior to FoldRx Pharmaceuticals, Dr. Grogan held roles of increasing responsibility at a various pharmaceutical companies, including Sepracor, Inc., which is currently known as Sunovian Pharmaceuticals, Inc., and Astra Pharmaceuticals, Inc. Dr. Grogan also served as a member of the board of directors of Momenta Pharmaceuticals, Inc., until its acquisition by Johnson & Johnson in October 2020. Dr. Grogan holds a B.A. from the College of the Holy Cross and a M.S. from the University of Illinois College of Medicine.
We believe that Dr. Grogan is qualified to serve on our Board because of her experience, qualifications, attributes and skills, including her medical background and extensive experience in the pharmaceutical industry.
Steven Hoerter has served as our director since November 2024. Most recently, Mr. Hoerter served as President and Chief Executive Officer of Deciphera Pharmaceuticals, Inc, a global biopharmaceutical company, from March 2019 to October 2024, when it was acquired by Ono Pharmaceutical Co., Ltd. Mr. Hoerter also served as a director of Deciphera Pharmaceuticals, Inc., from May 2018 to October 2024. From February 2016 to March 2019, Mr. Hoerter served as Chief Commercial Officer of Agios Pharmaceuticals, Inc. Earlier in his career, Mr. Hoerter served as Chief Commercial Officer of Clovis Oncology from March 2015 to January 2016, and held roles of increasing responsibility at F. Hoffman-La Roche, AG, Genentech, Inc. (acquired by Roche), Chiron Corporation (acquired by Novartis AG) and Eli Lilly and Company. Mr. Hoerter currently serves on the board of directors of MBX Biosciences, Inc., a clinical-stage company focused on the development of peptide-based therapeutics for endocrine and obesity indications, since April 2025; Oric Pharmaceuticals, Inc., a clinical stage oncology company, since August 2021; and has previously served on the boards of directors of Constellation Pharmaceuticals, Inc. (acquired by MorphoSys) from September 2018 to July 2021, and Ignyta, Inc. (acquired by Roche) from December 2016 to February 2018. Mr. Hoerter received his B.A. from Bucknell University, M.B.A. from Tilburg University, and M.S. in management from Purdue University.
We believe that Mr. Hoerter is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his commercial-stage pharmaceutical industry experience.
Vote Required
To be approved, the election of Class II directors requires plurality of the votes properly cast on the election of directors, meaning that the director nominee receiving the most votes will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld and broker “non-votes” will have no effect on the election of directors.
Each proxy received will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as a member of our Board of Directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The Board of Directors recommends voting “FOR” the election of Ronald Harold Wilfred Cooper, Donna Grogan, M.D., and Steven Hoerter as the Class II directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2028.
Directors Continuing in Office
The following table identifies our Class I and Class III directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 14, 2025:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Andrew J. Hirsch	Director and Chief Executive Officer	2020	Class III—2026	54
Utpal Koppikar	Director	2022	Class III—2026	54
Stephen Fawell, Ph.D.	Director	2024	Class III—2026	65
Kenneth C. Anderson, M.D.	Director	2015	Class I—2027	73
Laura Bessen, M.D.	Director	2022	Class I—2027	62
Owen Hughes	Director	2023	Class I—2027	50

Andrew J. Hirsch has served as our President and a member of our Board since September 2020 and as our Chief Executive Officer since October 2020. From September 2016 to September 2020, Mr. Hirsch served as Chief Financial Officer at Agios Pharmaceuticals, Inc., a public pharmaceutical company, including as head of corporate development beginning in March 2018. From March 2015 until August 2016, he served as President and Chief Executive Officer of BIND Therapeutics, Inc., or BIND, a biotechnology company. Prior to being named President and Chief Executive Officer, Mr. Hirsch held several other leadership positions at BIND, including Chief Operating Officer from February 2014 to March 2015, and Chief Financial Officer from July 2012 to March 2015. Prior to joining BIND, Mr. Hirsch was Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation in March 2012. From 2002 to 2011, Mr. Hirsch held roles of increasing responsibility at Biogen Inc., including Vice President of Corporate Strategy and M&A and program executive for the Avonex, Tysabri and Tecfidera development teams. Since May 2017, Mr. Hirsch has served on the board of directors of Editas Medicine, Inc., a publicly traded pharmaceutical company, and also serves as a member of its audit committee and organization, leadership and compensation committee. He holds an M.B.A. from the Tuck School at Dartmouth College and a B.A. in economics from the University of Pennsylvania.
We believe that Mr. Hirsch is qualified to serve on our Board because of his extensive leadership and industry-specific experience in a range of strategic and operating roles in the biotech sector.
Utpal Koppikar has served as our director since March 2022. Since April 2023, Mr. Koppikar has served as Chief Financial Officer of Verily, a division of Alphabet, Inc., which is focused on applying artificial intelligence and data science to accelerate the development of precision health solutions. From June 2018 to March 2023, Mr. Koppikar served in positions of increasing responsibility, most recently as Executive Vice President and Chief Financial Officer, at Atara Biotherapeutics, Inc., a biotechnology company developing T-cell based immunotherapies. Prior to Atara Biotherapeutics, Mr. Koppikar served in a variety of roles at Gilead Sciences, Inc., from June 2011 through June 2018, including most recently as Vice President of Finance. From January 2001 to June 2011, Mr. Koppikar served as Executive Director of Finance at Amgen Inc. Mr. Koppikar was also a member of the board of directors of Flexion Therapeutics, Inc. and Chair of its Audit Committee, until the acquisition of Flexion by Pacira BioSciences, Inc. Mr. Koppikar holds a B.S. in aerospace engineering from the University of Maryland, an M.S. in aeronautical engineering from Stanford University, and a M.B.A. from the Anderson School of Management at University of California, Los Angeles.
We believe that Mr. Koppikar is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his financial leadership experience within the life sciences industry.
Stephen Fawell, Ph.D. has served as our director since September 2024. Dr. Fawell served as Vice President, Head of Oncology at AstraZeneca, plc, from March 2013 to June 2024. Prior to AstraZeneca, Dr. Fawell served as Vice President, Worldwide Franchise Discovery Head, Oncology, at Merck & Co., Inc., or Merck, from May 2010 to October 2012. Prior to Merck, Dr. Fawell held roles of increasing responsibility at Novartis AG and Biogen, Inc. from 1990 to 2010. Dr. Fawell holds a B.S. in applied biology from the University of Bradford and a Ph.D. in biochemistry from the University of Leeds.
We believe that Dr. Fawell is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his global pharmaceutical industry experience.
Kenneth C. Anderson, M.D. is a co-founder and has served as a member of our Board since December 2015. Dr. Anderson has also served as the Kraft Family Professor of Medicine at Harvard Medical School since 2002, as well as Director of the Jerome Lipper Multiple Myeloma Center and Lebow Institute for Myeloma Therapeutics at the Dana-Farber Cancer Institute since 2000 and 2007, respectively. Dr. Anderson is a member of the Institute of Medicine of the National Academy of Sciences and served as President of the International Myeloma Society from 2011 until 2015. Dr. Anderson serves on the boards of directors of Window Therapeutics, a biotechnology company developing therapies that advance treatment options for patients with cancer and other serious diseases, since January 2021, Dynamic Cell Therapies, Inc. (formerly Raqia Therapeutics, Inc.), a CAR-T cell therapies company for cancer and other diseases, since September 2020, and Starton Therapeutics, Inc., a biotechnology company focused on blood cancer treatments, since September 2020. Dr. Anderson holds an M.D. from Johns Hopkins Medical School, where he also trained in internal medicine, and completed hematology, medical oncology and tumor immunology training at the Dana-Farber Cancer Institute.
We believe that Dr. Anderson is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive experience in the life sciences industry.
Laura Bessen, M.D., has served as our director since August 2022. Dr. Bessen currently serves as managing partner at Maxsam Advisors, LLC, where she provides strategic clinical and medical affairs advice to clients in the biotechnology and pharmaceutical industries. From 2001 to 2016, Dr. Bessen served in a variety of roles at Bristol-Myers Squibb Co., most recently as Vice President and Head of U.S. Medical. Prior to Bristol-Myers Squibb, Dr. Bessen served as Medical Director at DuPont Pharmaceuticals from 1997 to 2001. Since March 2022, Dr. Bessen has also served on the board of director of Artiva Biotherapeutics, Inc., an oncology company developing and advancing off-the-shelf, allogeneic natural killer cell therapies for patients with hematologic cancers or solid tumors. Dr. Bessen holds a B.S. in biochemistry from the State University of New York at Binghamton and a M.D. from New York University School of Medicine.
We believe that Dr. Bessen is qualified to serve on our Board because of her experience, qualifications, attributes and skills, including her medical background and extensive experience in the pharmaceutical industry.
Owen Hughes has served as a director since November 2023. Mr. Hughes currently serves as Chief Executive Officer of Xoma Royalty Corp, a publicly traded biotechnology royalty aggregator company, where he also serves on the board of directors. Previously, Mr. Hughes served as the Chief Executive Officer of Sail Bio, Inc., a privately held biotechnology company focused on addressing toxic proteinopathies, from February 2022 to February 2024. Prior to Sail Bio, Mr. Hughes served as the Chief Executive Officer and co-founder of Cullinan Oncology, Inc., a publicly-traded oncology company, from September 2017 to October 2021. From February 2013 to August 2017, Mr. Hughes served as the Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company focused on type II diabetes. Prior to his operating roles, Mr. Hughes spent 16 years on Wall Street in various capacities, including roles at Brookside Capital, an operating division of Bain Capital, and Pyramis Global Advisors, a Fidelity Investments company. Mr. Hughes has served on the board of directors of Ikena Oncology, Inc., a publicly-traded oncology company, since December 2022. In addition, Mr. Hughes served on the board of directors of Sail Bio, as Executive Chairman from February 2022 to February 2024; Radius Health, Inc., a publicly-traded biopharmaceutical company, from April 2013 to August 2022 until its sale to Gurnet Point Capital and Patient Square Capital; Translate Bio, Inc., a messenger RNA therapeutics company, from July 2016 until its acquisition by Sanofi in September 2021; and FS Development Corp. II, a special purpose acquisition company sponsored by Foresite Capital, from February 2021 to December 2021. Mr. Hughes received a B.A. in History from Dartmouth College.
We believe that Mr. Hughes is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive experience with biopharmaceutical companies and the capital markets.
Legal Proceedings Involving Our Directors
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.
Executive Officers Who Are Not Directors
The following table identifies our current executive officers who are not directors and sets forth their current positions at C4 Therapeutics and their ages as of April 14, 2025:

Name	Position Held with C4 Therapeutics	Officer Since	Age
Kendra R. Adams	Chief Financial Officer and Treasurer	2023	48
Scott N. Boyle	Chief Business Officer	2022	47
Paige Mahaney, Ph.D	Chief Scientific Officer	2024	55
Leonard Reyno, M.D.	Chief Medical Officer	2023	63
Kelly A. Schick	Chief People Officer	2022	45
Jolie M. Siegel	Chief Legal Officer and Secretary	2020	48
Kendra R. Adams has served as our Chief Financial Officer and Treasurer since September 2023 and as our Senior Vice President of Communications and Investor Relations from November 2020 to September 2023. Previously, Ms. Adams was Vice President, Investor Relations and External Communications at Agios Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from December 2015 to November 2020, where she held roles of increasing breadth and responsibility during her tenure. Prior to that, Ms. Adams served as Senior Director, Investor Relations at Ariad Pharmaceuticals, Inc., an oncological pharmaceutical company, from July 2012 to November 2015 and before that, as Senior Manager of Investor Relations at Amgen from June 2004 to July 2012. Earlier in her career, Ms. Adams held roles of increasing responsibility at General Electric, where she participated in the company’s Financial Management program, and KPMG, LLP, where she led consulting teams on a variety of financial and strategic matters. Ms. Adams holds a B.A. in economics from Hamilton College.
Scott N. Boyle, Ph.D., M.B.A. has served as our Chief Business Officer since January 2022. Previously, Dr. Boyle was Vice President, Business and Corporate Development at Forma Therapeutics from August 2019 to January 2022. Prior to that, from January 2019 to August 2019, Dr. Boyle was Associate Director at the Boston Consulting Group where he served clients focused on oncology and precision medicine and, from September 2014 to September 2018, he was Vice President of Business Development at Caris Life Sciences, where he built the business development function and held roles of increasing responsibility. Dr. Boyle earned a Bachelor of Science degree in biochemistry from Brigham Young

University, a Ph.D. in molecular biophysics and biochemistry from Yale University and an M.B.A. from the Harvard Business School. Dr. Boyle completed his post-doctoral fellowship at the Novartis Institute for Biomedical Research.
Paige Mahaney, Ph.D. has served as our Chief Scientific Officer since October 2024. From June 2021 to October 2024, Dr. Mahaney served as Senior Vice President and Head of Discovery for Exelixis, Inc., an oncological biopharmaceutical company. Prior to Exelixis, from June 2009 to June 2021, Dr. Mahaney held roles of increasing responsibility at Beohringer Ingelheim Pharmaceuticals, Inc., most recently serving as Senior Vice President and Discovery Research Site Head, US, and Global Head of Biotherapeutics Discovery Research, as well as at Wyeth Pharmaceuticals, Inc. (acquired by Pfizer, Inc.), and Roche. Dr. Mahaney holds a B.S. in chemistry, biology, and physics from Guilford College and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.
Leonard “Len” Reyno, M.D., has served as our Chief Medical Officer since July 2023. From July 2018 through June 2023, Dr. Reyno served as Chief Medical Officer of Pionyr Immunotherapeutics, Inc., an oncological immunotherapeutics company that was acquired by Ikena Oncology, Inc. in August 2023. Prior to that, Dr. Reyno served as Executive Vice President and Chief Medical Officer at ORIC Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from November 2017 to July 2018. From December 2007 to November 2017, Dr. Reyno served in roles of increasing responsibility at Astellas Pharma, Inc., most recently as Senior Vice President and Chief Medical Officer, Clinical Research and Development of Agensys, Inc., an affiliate of Astellas. Dr. Reyno received his B.Sc. in Chemistry from Dalhousie University and an M.D. from McMaster University Medical School.
Kelly A. Schick has served as our Chief People Officer since January 2021. From September 2016 to November 2020, Ms. Schick held positions of increasing responsibility in human resources, including Chief Human Resources Officer and Head of Corporate Engagement, at AMAG Pharmaceuticals, Inc., a specialty pharmaceutical company focusing on maternal health, anemia, and cancer supportive care. From January 2015 to September 2016, Ms. Schick served as Head of Global Talent for Bristol-Myers Squibb, where she had responsibility for global talent management, talent acquisition, learning and development, organization effectiveness and diversity and inclusion for the company’s global manufacturing division. Prior to Bristol-Myers Squibb, Ms. Schick served in a variety of human resources business partner roles of increasing responsibility, supporting the research and development organization for Merck and Company, Inc. Ms. Schick holds a B.A. in psychology from Boston University and a M.A. in human resources and labor relations from the University of Minnesota.
Jolie M. Siegel has served as our Chief Legal Officer since July 2020 and, since February 2021, as our corporate Secretary. In June 2020, Ms. Siegel served as our interim Chief Legal Officer in a consulting capacity. From August 2018 to May 2020, Ms. Siegel served as Vice President, General Counsel and Secretary of Neon Therapeutics, Inc., an immune oncology company, where she was responsible for legal, intellectual property and corporate compliance matters. Ms. Siegel also provided consulting legal services to Neon between March and August 2018. From February 2013 to April 2017, Ms. Siegel served as Senior Vice President, Deputy General Counsel and Assistant Secretary of Intralinks Holdings, Inc., a technology provider for the global financial and capital markets communities. In this role, Ms. Siegel was responsible for corporate governance, compliance, public company reporting, mergers and acquisition, marketing and finance matters. From 2007 to 2013, Ms. Siegel was a partner at Choate, Hall & Stewart LLP, a law firm, where she worked on corporate transactional, securities and general business matters, with an emphasis on private equity, venture capital and high-growth companies. Ms. Siegel holds a J.D. from the University of Pennsylvania Law School and a B.A. in political science from the University of Pennsylvania.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee, or the NCGC, is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our NCGC to identify and evaluate director candidates includes candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. The committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board of Directors:
•High standards of personal and professional ethics and integrity,
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,
•Skills that are complementary to those of the existing members of the Board of Directors,
•The ability to assist and support management and make significant contributions to the Company’s success, and
•An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Stockholders may recommend individuals to the NCGC for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with its previous year’s annual meeting. Stockholder recommendations should be accompanied by the following information:
•The name and address of record of the stockholder;
•A representation that the stockholder is a record holder of the Company’s securities or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
•The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the recommended director candidate;
•A description of the qualifications and background of the recommended director candidate that addresses the criteria for membership on the Company’s Board of Directors as approved by the Board of Directors from time to time and set forth in the NCGC’s charter (a copy of which is available on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance);
•A description of all arrangements or understandings between the stockholder and the recommended director candidate;
•The consent of the recommended director candidate (i) to be named in the proxy statement for the Company’s next meeting of stockholders and (ii) to serve as a director if elected at that meeting; and
•Any other information regarding the recommended director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the NCGC. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” in this proxy statement for a discussion of submitting stockholder proposals.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the

Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Andrew J. Hirsch, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making this independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Andrew J. Hirsch is not an independent director under these rules because he is an executive officer of our company.
Board Structure
In accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2025 for Class II directors, 2026 for Class III directors and 2027 for Class I directors. Our directors are divided into classes as follows:

Class I Directors	Class II Directors	Class III Directors
Kenneth C. Anderson, M.D.	Ronald Harold Wilfred Cooper	Stephen Fawell, Ph.D.
Laura Bessen, M.D.	Bruce Downey	Andrew J. Hirsch
Owen Hughes	Donna Grogan, M.D.	Utpal Koppikar
Steven Hoerter
Our Certificate of Incorporation and By-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors.
Each year, the NCGC reviews our governance framework, including our anti-takeover provisions, as well as the feedback received from proxy advisory firms and some institutional investors, in light of best practices, industry trends, stockholder feedback, and other specific characteristics and circumstances specific to the Company at the time. As part of this review, the NCGC also considers the prevalence of anti-takeover provisions (such as a classified board) among companies of similar size, stage and maturity in our industry. While the division of our Board of Directors into three classes, each with a three-year term, may delay or prevent stockholder efforts to effect a change of our management or a change in control, we believe that our classified board structure aligns with the long-term orientation of the development of our pipeline and has enabled the Board of Directors to provide undivided, independent oversight of management as it executes on our strategic initiatives that we believe will create long-term stockholder value. We do not maintain these provisions lightly, but we believe that they add stability to our Board of Directors and our Company, providing us with appropriate flexibility and time to implement our strategy and progress our clinical programs over the next several years, which we believe will increase stockholder value. We remain committed to evaluating these measures on an annual basis to ensure that our governance strategy appropriately evolves as we mature and grow and continues to serve the best interests of our stockholders.
Board Demographics, Skills and Experience
Our Board of Directors and the NCGC are committed to embracing diversity in the perspectives and experiences of our directors. The NCGC seeks to recommend for nomination as directors individuals who have substantive knowledge of our business and industry and/or can bring to the board specific and valuable strategic or management capabilities acquired in other industries. The committee expects each of our directors to have proven leadership, sound judgment, the highest ethics and integrity and a commitment to the success of our company. It also seeks personal qualities that foster a respectful environment in which our directors listen to one another and hold engaged and constructive discussions. These goals for our Board composition presuppose a diverse range of viewpoints, experiences and specific expertise.
The NCGC has defined a diverse board of directors to be one that reflects a variety of educational, professional and/or managerial backgrounds and experiences, and other relevant considerations. In considering potential directors and in considering whether to nominate an existing director for reelection, the NCGC considers the individual’s background and business experience relative to those of our existing Board members, including the proposed director’s type of prior management experience, levels of expertise relevant to our business, prior board service, reputation in the business community, character, independence, lack of conflicts of interest, and other factors that the committee believes to be important. Further, in its annual review of the composition of our Board of Directors as a whole, the NCGC assesses a variety of relevant characteristics. including the diversity of the experiences and perspectives of our directors, as well as the effectiveness of our Board of Directors, in light of the current and anticipated objectives of the Company as a whole and any skills and/or perspectives the NCGC believes would be beneficial to the overall effectiveness of our Board of Directors.
As shown in the chart below, our Board of Directors includes directors of different personal, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with companies in the public and private sectors, manufacturers, the financial services industry, venture capital funds, and major universities. Several of our directors have expertise and experience in risk management, strategic planning, operations, technology, and regulatory compliance and human resource issues.
Board Demographics, Skills and Experience Mix
The following table provides information regarding the demographics, skills and experience of our nominees for director and directors continuing in office following the Annual Meeting:

Skills and Experience	Kenneth Anderson	Laura Bessen	Ronald Harold Wilfred Cooper	Stephen Fawell	Donna Grogan	Andrew Hirsch	Steven Hoerter	Owen Hughes	Utpal Koppikar
Age	73	62	62	65	68	54	54	50	54
Executive Leadership Experience		☑	☑	☑	☑	☑	☑	☑	☑
Industry Expertise	☑	☑	☑	☑	☑	☑	☑	☑	☑
Research and Development Experience	☑	☑		☑	☑	☑
Operations Experience		☑	☑	☑	☑	☑	☑	☑	☑
Audit and Financial Expertise			☑			☑	☑	☑	☑
Public Company Governance		☑	☑		☑	☑	☑	☑	☑
Commitment to Company Values and Goals	☑	☑	☑	☑	☑	☑	☑	☑	☑
Independent	Y	Y	Y	Y	Y	N	Y	Y	Y
Tenure on Board (years, rounded)	9	2	<1	<1	2	5	<1	1	3
Number of Other Public Company Boards	0	1	2	0	0	1	2	2	0
Board Committees
Our Board of Directors has established an Audit Committee (referred to from time to time in this proxy statement as the AC), Organization, Leadership and Compensation Committee (referred to from time to time in this proxy statement as the OLCC), and the NCGC. Each of these standing committees operates under a charter that satisfies the applicable standards of Nasdaq and the SEC. Our Board of Directors has also established a Science and Technology Committee (referred to from time to time in this proxy statement as the STC), which operates under a charter duly adopted by the Board of Directors. Each of these committees reviews its charter at least annually. A current copy of the charter for each of these standing committees is posted on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.

Audit Committee
Owen Hughes, Utpal Koppikar and Bruce Downey currently serve on our AC, which is chaired by Mr. Koppikar. Malcolm Salter served as a member of our AC until August 2024 when he retired from the Board, and Mr. Downey joined our AC. Mr. Downey will cease to be a member of our AC when his term expires on the date of the Annual Meeting, and as recommended by our NCGC and approved by our Board of Directors, Steven Hoerter will join our AC as a member effective upon the date of the Annual Meeting. Our Board of Directors has determined that all of the members of our AC during 2024 and currently are “independent” for audit committee purposes, as that term is defined in the rules of the SEC and the current listing standards of Nasdaq, and each of our AC members has sufficient knowledge in financial and auditing matters to serve on the AC. Our Board of Directors has designated Mr. Koppikar as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2024, the AC met eight times. The report of the AC is included in this proxy statement under “Report of the Audit Committee.” The AC’s responsibilities include, among others:
•appointing, approving the compensation of, assessing the independence of and overseeing the work of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements, including the independent audit firm’s audit staffing plans;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending, based upon the AC’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the AC report required by SEC rules to be included in our annual proxy statement;
•reviewing and discussing our major risk exposures, including, without limitation, financial, operational, cyber security and data privacy, competitive, legal, regulatory, hedging and accounting risks, discussing the guidelines and policies that govern the process by which management assesses and manages risk, and reporting to the full Board on matters as it deems appropriate;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
All audit and non-audit services to be provided to us by our independent registered public accounting firm, with the exception of certain services of de minimis value, must be approved in advance by our AC.
Organization, Leadership and Compensation Committee
Bruce Downey, Donna Grogan, M.D., and Utpal Koppikar currently serve on our OLCC, which is chaired by Mr. Downey. Mr. Downey will cease to serve as chair and a member of our OLCC when his term expires on the date of the Annual Meeting, and as recommended by our NCGC and approved by our Board of Directors, Steven Hoerter will join our OLCC as chair of the OLCC effective upon the date of the Annual Meeting. Our Board of Directors has determined that all of the members of the OLCC during 2024 and currently are “independent” for compensation committee purposes, as that term is defined in the rules of the SEC and the current Nasdaq listing standards. During the fiscal year ended December 31, 2024, the OLCC met six times. The OLCC’s responsibilities include, but are not limited to:
•annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, or CEO;

•evaluating the performance of our CEO in light of those corporate goals and objectives and recommending to the Board of Directors the equity and non-equity compensation of our CEO;
•reviewing and recommending to the Board of Directors any agreements or provisions related to the employment of the members of our Senior Leadership Team, including our CEO, as well as any special or supplemental benefits for our Senior Leadership Team;
•overseeing an annual evaluation of the performance of the members of our Senior Leadership Team other than our CEO and reviewing and approving their cash, equity, and non-equity compensation;
•overseeing our overall management compensation, philosophy and policy;
•administering our equity compensation plans;
•evaluating and assessing potential and current compensation advisors to the committee, including the retention, termination, or compensation thereof, in accordance with the independence standards identified in the applicable Nasdaq rules;
•reviewing and making recommendations to the Board with regard to our policies and procedures for the grant of equity-based awards and the size of equity-based plans;
•overseeing and administering our Executive Compensation Recovery Policy;
•reviewing and recommending to the Board of Directors the compensation of our directors;
•reviewing and assessing the results of the most recent stockholder advisory vote on executive compensation and considering those results as part of its review and approval of compensation for the members of our Senior Leadership Team;
•reviewing and discussing with management our strategies, initiatives and/or programs focused on (1) leadership and talent development and succession planning, (2) an inclusive corporate culture that embraces diversity in perspectives and experiences, and (3) employee recruitment, development, and retention; and
•preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.
During 2024, Pearl Meyer served as the OLCC’s compensation consultant and continues in that role at present. Pearl Meyer provided information to the OLCC on their respective independence and the OLCC evaluated whether any of the work performed by Pearl Meyer during its engagement raised any conflict of interest, determining that it did not.
Nominating and Corporate Governance Committee
Laura Bessen, M.D., Ronald Harold Wilfred Cooper and Bruce Downey currently serve on our NCGC, which is chaired by Mr. Cooper. In March 2024, Glenn Dubin, a former member of our Board, stepped down from the NCGC, and Mr. Cooper joined the NCGC in June 2024 upon his appointment to our Board. Malcolm Salter served as a member and chairperson of our NCGC until he retired from the Board in August 2024, at which time Mr. Cooper was appointed as chairperson. Mr. Downey will cease to serve as a member of our NCGC when his term expires on the date of the Annual Meeting, and as recommended by our NCGC and approved by our Board of Directors, Owen Hughes will join our NCGC as a member effective upon the date of the Annual Meeting. Our Board of Directors has determined that all of the members of the NCGC during 2024 and currently are “independent” as defined under current listing standards of Nasdaq. During the fiscal year ended December 31, 2024, the NCGC met seven times. The NCGC’s responsibilities include:
•developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;
•establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;
•reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the committees of the Board of Directors;
•reviewing and periodically reassessing the adequacy of our corporate governance guidelines and our code of business conduct and ethics and, when appropriate, recommend updates to the Board of Directors for approval;

•overseeing the Company’s initiatives related to environmental, social, and governance matters;
•reviewing and assessing management and Board of Directors succession planning; and
•overseeing the evaluation of our Board of Directors and its committees.
The NCGC considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the NCGC will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The NCGC will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the NCGC, with the expectation that other members of the Board of Directors and of management will be requested to take part in the process, as appropriate.
Generally, the NCGC identifies candidates for director nominees in consultation with management through the use of search firms or other advisors, the recommendations submitted by members of the Board of Directors or stockholders or such other methods as the NCGC deems to be helpful to identify candidates. Once candidates have been identified, the NCGC confirms that the candidates meet all of the minimum qualifications for director nominees established by the NCGC. The NCGC may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the NCGC deems to be appropriate in the evaluation process. The NCGC then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and factoring in the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the NCGC recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Science and Technology Committee
Kenneth Anderson, M.D., Laura Bessen, M.D., Stephen Fawell, Ph.D., and Donna Grogan, M.D. currently serve on our Science and Technology Committee, with Dr. Fawell having joined the STC upon his appointment to our Board in September 2024. The STC is and was during 2024 chaired by Dr. Grogan. The STC assists our Board of Directors’ oversight of our research and development activities. During the fiscal year ending December 31, 2024, the STC met four times. The STC’s current responsibilities include:
•reviewing, evaluating, and advising our Board of Directors and the Senior Leadership Team on the overall strategy of our research and development programs;
•monitoring and evaluating emerging trends in the life sciences industry and their impact on our allocation of research and development resources;
•regularly reviewing our research and development pipeline;
•review and assess our research and discovery organizations to ensure that they are comprised of individuals with the appropriate skill set and expertise to carry out our research and development initiatives; and
•reviewing such other topics as our Board of Directors delegates to the science and technology committee from time to time.
Board and Committee Meetings Attendance
The full Board of Directors met seven times during 2024. During 2024, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All members of the Board of Directors in office at the time attended our annual meeting of stockholders in 2024.

Executive Compensation Recovery Policy
We have adopted an Executive Compensation Recovery Policy in accordance with Nasdaq listing rules adopted in June 2023. In the event that we are required to prepare a material financial restatement due to material noncompliance with any financial reporting requirements, our Executive Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and received by any current or former executive officer of the Company (and any other person designated by the Board or OLCC as subject to the Executive Compensation Recovery Policy) during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements. In addition, if the Board determines that an executive officer’s misconduct (or other person’s misconduct who is designated as subject to the Executive Compensation Recovery Policy) contributed to the cause of the material financial restatement, the Executive Compensation Recovery Policy permits the Company to recover up to 100% of the time-based and other equity-based compensation that is not earned based on a financial reporting measure and was received by such individual during the three fiscal years preceding the date that we were required to restate our financial statements.
Policy on the Timing of Awards of Options and Other Option-Like Instruments
Our OLCC has generally granted annual equity awards, including stock option grants to our named executive officers, in the first quarter of each fiscal year, specifically mid-February. In addition, new hires receive stock option grants at the time of their hiring. Eligible employees, including our named executive officers, may voluntarily enroll in our Employee Stock Purchase Plan and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior six months, with purchase dates occurring in July and January. During 2024, our OLCC did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, we did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, employees and certain designated agents, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is posted on the corporate governance section of our website, which is located at https://ir.c4therapeutics.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of that amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:
•Our Board’s principal responsibility is to oversee the management of the business and affairs of the Company;
•Except as required by Nasdaq rules, a majority of the members of our Board must be independent directors;
•The independent directors meet in executive session at least once a year;
•Our Board will have an audit committee, a compensation committee (in our case, the OLCC), and a nominating and corporate governance committee as standing committees, with responsibilities as outlined in the respective committee’s charter;
•Our Board and its committees shall have full and free access to management and, as necessary, independent advisors;
•The NCGC will have responsibility for (i) developing succession plans for our Board and our CEO, as appropriate, (ii) developing and recommending to the Board criteria for prospective directors, and (iii) identifying and selecting director candidates for nomination to the Board, as appropriate;
•The OLCC will have responsibility for periodically reviewing the form and amount of director compensation and, where appropriate, recommending changes;

•The OLCC will have responsibility for developing succession plans for members of our Senior Leadership Team, other than the CEO; and
•The NCGC will oversee periodic self-evaluations that the Board may conduct to determine whether it and its committees are functioning effectively.
A current copy of our Corporate Governance Guidelines is posted on the corporate governance section of our website, which is located at https://ir.c4therapeutics.com/corporate-governance.
Insider Trading Policy and Hedging Policy
We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers (within the meaning of Section 16 of the Exchange Act), and certain designated employees (which currently consists of all of our employees) and consultants that we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.0 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, it is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in company securities.
Our insider trading policy prohibits our directors, officers and certain designated employees, consultants and contractors, and their affiliated persons, from trading in company securities while in possession of material nonpublic information about our company. The policy also prohibits tipping (i.e., disclosing material nonpublic information about our company to others who may trade of the basis of that information). Under our insider trading policy, designated insiders may only trade in company securities at a time when they do not possess material nonpublic information about our company. Our insider trading policy also expressly prohibits short sales; purchases or sales of derivative securities or hedging transactions; using company securities as collateral in a margin account; or pledging company securities as collateral for a loan. We have also adopted an additional policy that governs adoption, modification and termination of written securities trading plans, known as Rule 10b5-1 plans, by our directors, executive officers and certain other persons. Our policy provides that all Rule 10b5-1 plans must comply with SEC rules applicable to the Rule 10b5-1 safe harbor and imposes additional requirements and limitations.
Board Leadership Structure
Currently, the role of Chair of the Board is separated from the role of Chief Executive Officer, with Ronald Harold Wilfred Cooper serving as our Chair since June 2024. We believe that separating the roles of Chair and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as Chair of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our By-laws and our corporate governance guidelines do not require that the Chair of the Board and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
Risk is inherent to every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, copies of which can be found on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.
The full Board of Directors (or the appropriate committee of the Board in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. When a committee of our Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Members of our Board of Directors
Any interested party with concerns about our company may report those concerns to the Board of Directors through the Chairman of our Board of Director by submitting a written communication to the attention of that individual director at the following address or by email to Board@c4therapeutics.com:
c/o C4 Therapeutics, Inc.
490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.
A copy of any written communication of this nature may also be forwarded to our legal counsel and retained for a reasonable period of time. A director receiving a communication of this nature may discuss the matter with our legal counsel, independent advisors, non-management directors or our management or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion. Our legal counsel reserves the right not to forward communications if they are deemed inappropriate, solicitations, advertisements, surveys, “junk” mail or mass mailings or consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of our Company.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We also have established a toll-free telephone number for the reporting of these types of activity, which is (855) 222-0916. Reports can also be submitted via email to reports@lighthouse-services.com or through an online submission at https://www.lighthouse-services.com/c4therapeutics.

DIRECTOR COMPENSATION
The table below shows all compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, we did not provide any compensation to Andrew J. Hirsch, our President and Chief Executive Officer for his service as a director. The compensation paid to Mr. Hirsch as an executive officer during 2024 is set forth under “Executive Compensation – 2024 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2) (9)		Total ($)
Kenneth C. Anderson, M.D.	$45,000		$131,625		$176,625
Laura Bessen, M.D.	49,000		131,625		$180,625
Ronald Harold Wilfred Cooper	43,299	(3)	302,900	(8)	$346,199
Bruce Downey	69,563		131,625		$201,188
Glenn Dubin(4)	18,300		—		$18,300
Stephen Fawell Ph.D.	15,375	(5)	417,950	(8)	$433,325
Donna Grogan, M.D.	55,000		131,625		$186,625
Stephen Hoerter	4,667	(6)	269,750	(8)	$274,417
Owen P. Hughes Jr.	47,500		131,625		$179,125
Utpal Koppikar	60,000		131,625		$191,625
Malcolm Salter(7)	36,538		—		$36,538
(1)Amounts represent annual cash compensation earned for services rendered by members of our Board of Directors and the committees thereof during the fiscal year ended December 31, 2024, pursuant to our Non-employee Director Compensation Policy in effect at the time the compensation was paid. However, the following members of our Board of Directors elected to receive all or a portion of their cash compensation in the form of unrestricted shares in accordance with our Non-employee Director Compensation Policy: Dr. Anderson was issued 8,806 shares in lieu of $45,000 in fees, Mr. Dubin was issued 2,870 shares in lieu of $18,300 in fees, and Dr. Grogan was issued 10,764 shares in lieu of $55,000 in fees.
(2)Amounts reflect the aggregate grant date fair value of option awards granted during the 2024 year in accordance with our Non-employee Director Compensation Policy, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standard Codification, or ASC, Topic 718, Compensation—Stock Compensation. See Notes 2 and 11 to our audited consolidated financial statements appearing in our 2024 Annual Report for assumptions underlying the valuation of equity awards.
(3)Mr. Cooper joined the Board of Directors in June 2024 and the annual retainer earned has been pro-rated accordingly. Mr. Cooper was appointed Chairman of the Board of Directors in June 2024 and chairperson of the NCGC in August 2024 and, as a result, we provided additional retainer compensation on a pro-rated basis.
(4)Mr. Dubin resigned from the Board of Directors in June 2024. As of December 31, 2024, Mr. Dubin did not have any option awards outstanding.
(5)Dr. Fawell joined the Board of Directors and the STC in August 2024 and the annual retainers earned for these roles were pro-rated accordingly.
(6)Mr. Hoerter joined the Board of Directors in November 2024 and the annual retainer earned has been pro-rated accordingly.
(7)Mr. Salter retired from the Board of Directors in August 2024. As of December 31, 2024, Mr. Salter did not have any option awards outstanding.
(8)These stock options were granted under our Non-employee Director Compensation Policy in connection with the initial appointment of Mr. Cooper, Dr. Fawell, and Mr. Hoerter to the Board of Directors. All other stock option awards granted to members of Board of Directors in 2024 were annual awards under our Non-employee Director Compensation Policy.
(9)The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2024. Messrs. Dubin and Salter, who retired from the Board of Directors in June 2024 and August 2024, respectively, did not have any option awards outstanding as of December 31, 2024:

Name	Options Outstanding (#)
Kenneth C. Anderson, M.D.	125,246
Laura Bessen, M.D.	99,700
Ronald Harold Wilfred Cooper	65,000
Bruce Downey	131,847
Stephen Fawell Ph.D.	65,000
Donna Grogan, M.D.	99,700
Stephen Hoerter	65,000
Owen P. Hughes Jr.	84,500
Utpal Koppikar	99,700
Non-employee Director Compensation Policy
Under our Non-employee Director Compensation Policy, as amended and restated, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member, with the chair the Board of Directors, the Lead Independent Director (if one is appointed), and the chair of each committee receiving higher or additional retainers. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, with the amount of these payments pro-rated for any portion of a quarter that a director is not serving on our Board of Directors or a Board committee. Directors may elect to receive unrestricted shares of our common stock in lieu of any cash retainer payments. Under our Non-employee Director Compensation Policy, the fees paid to non-employee directors for service on the Board of Directors and for service on each Board committee on which the director is a member are as follows:

	Annual Retainer (as of March 2025)	Annual Retainer (as of March 2024)
Board of Directors:
All non-employee members	$40,000	$40,000
Additional retainer for Chairman of the Board	30,000	30,000
Additional retainer for Lead Independent Director	25,000	25,000
Audit Committee:
Chair	15,000	15,000
Non-chairman members	7,500	7,500
Organization, Leadership and Compensation Committee:
Chair	12,000	10,000
Non-chairman members	6,000	5,000
Science and Technology Committee
Chair	12,000	10,000
Non-chairman members	6,000	5,000
Nominating and Corporate Governance Committee:
Chair	10,000	8,000
Non-chairman members	5,000	6,000
Each non-employee director may elect to receive all or a portion of her or his cash compensation in the form of unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such compensation. Any such election (i) shall be made (x) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (y) for any new non-employee director, within 30 days of her or his election to the Board, (ii) shall be irrevocable with respect to such calendar year and (iii) shall automatically apply to the cash compensation for each subsequent calendar year unless otherwise revoked prior to the start of such calendar year.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Director and committee meetings.
In addition, under our current Non-employee Director Compensation Policy, each non-employee director, upon the director’s initial election to our Board of Directors, receives an option to purchase 71,000 shares of our common stock (65,000 shares of common stock during 2024). Each of these options vests as to 33% on the first anniversary of the date of grant, with the remainder to vest quarterly for the subsequent two years, subject to continued service as a director through such vesting dates. On the date of each annual meeting of stockholders of our company, each continuing non-employee member of the Board of Directors, other than a director receiving an initial equity award or a director whose tenure in office as of the date of the annual meeting is less than six months, is granted a non-qualified stock option to purchase 35,500 shares of common stock (32,500 shares of common stock during 2024) or such lesser number as represents not more than $650,000 in grant date fair value, which vests and becomes fully exercisable upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.
Our Board of Directors periodically reviews and, as needed, updates our Non-employee Director Compensation Policy and did so most recently in March 2025.
This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EXECUTIVE COMPENSATION
The following section describes the philosophy, objectives, and structure of our 2024 executive compensation program. This section is intended to be read in conjunction with the tables following this section which provide further historical compensation information for our Chief Executive Officer, or our CEO, and the two most highly compensated executive officers serving as executive officers as of December 31, 2024, who we collectively refer to as our named executive officers, or our NEOs.
Our NEOs for the year ended December 31, 2024, were:

Named Executive Officer	Position
Andrew J. Hirsch	President and Chief Executive Officer
Kendra R. Adams	Chief Financial Officer
Leonard Reyno, M.D.	Chief Medical Officer
Executive Summary
We are a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation, or TPD, science to create a new generation of small-molecule medicines that transform patients’ lives. By leveraging our proprietary TORPEDO® platform, we have the capability to efficiently design and optimize small molecule protein degraders that are highly active against their desired targets by harnessing the body’s natural process for destroying unwanted proteins. To date, our platform has produced several novel, oral, highly catalytic and brain penetrant degraders that have demonstrated robust target degradation, three of which are progressing through clinical development and have the potential to improve patient outcomes.
Corporate Performance Highlights
2024 was a highly productive year for the Company as we executed across our key strategic objectives. We delivered on important clinical readouts, executed on business development initiatives, and extended our cash runway.
Currently, our solely-owned pipeline is focused on oncology and our partnership strategy allows us to explore other disease areas with unmet needs.
Our most advanced product candidate, cemsidomide, is an orally bioavailable MonoDAC® degrader of protein targets called IKZF1 and IKZF3. Cemsidomide is currently in clinical development for multiple myeloma and non-Hodgkin lymphoma. With a strong mechanistic rationale and well-defined biology of targeting IKZF1 and IKZF3, cemsidomide has the opportunity to address a significant unmet need. In August 2021, the United States Food and Drug Administration, or FDA, granted orphan drug designation to cemsidomide for the treatment of MM. In December 2024 at the Annual Hematology Society Meeting, we shared data evaluating cemsidomide in combination with dexamethasone in MM that demonstrated a well-tolerated profile with compelling anti-myeloma activity. We have also shared cemsidomide monotherapy data in MM that demonstrates that cemsidomide activates immune cells at clinically relevant doses. Additionally, in December 2024 at the Annual Hematology Society Meeting, we shared data evaluating cemsidomide as a monotherapy in NHL that demonstrated a well-tolerated profile and compelling anti-lymphoma activity in NHL and, in particular, in PTCL. The Phase 1/2 clinical trial in MM and NHL is ongoing.
Our next most advanced product candidate, CFT1946, is an orally bioavailable BiDACTM degrader designed to be potent and selective against BRAF V600 mutant proteins to treat melanoma, colorectal cancer, or CRC, and other malignancies that harbor V600 mutations. In preclinical studies, CFT1946 has demonstrated the ability to cross the blood-brain barrier with Kpu,u values ranging from 0.34 to 0.88, an important feature as a portion of patients with BRAF V600 mutant solid tumors develop brain metastases. In September 2024, at the European Society of Medical Oncology Congress, we presented monotherapy data from the ongoing Phase 1/2 trial, which demonstrated that CFT1946 was well tolerated with initial signs of anti-tumor activity across all dose levels. The Phase 1/2 clinical in BRAF V600 mutant protein cancers is ongoing.
Additionally, we are developing CFT8919, an orally bioavailable, allosteric, mutant-selective BiDACTM degrader of epidermal growth factor receptor, or EGFR, with an L858R mutation in non-small cell lung cancer, or NSCLC. In preclinical studies, CFT8919 demonstrated equipotent anti-proliferation activity against EGFR mutations resistant to EGFR inhibition, including L858R-C797S, L858R-T790M, and L858R-T790M-C797S compared to L858R single mutation in Ba/F3 cell models in vitro. In May 2023, we entered into a license and collaboration agreement with Betta Pharma to collaborate on the development and commercialization of CFT8919 in mainland China, Hong Kong SAR, Macau SAR and Taiwan, with us retaining rights to develop and commercialize CFT8919 in the rest of the world. In November 2024, Betta Pharma initiated a Phase 1 clinical trial of CFT8919 in EGFR L858R NSCLC in Greater China and the trial is ongoing. Data generated from this trial will inform our ex-China clinical development strategy.

Beyond these initial product candidates, we are further diversifying our pipeline by developing new degraders for our proprietary pipeline and for the pipeline we are developing with our collaboration partners, MKDG, Merck, Biogen, and Roche. In March 2024, we entered into a license and collaboration agreement with MKDG to exclusively discover two targeted protein degraders against critical oncogenic proteins, which we had progressed within our internal discovery pipeline. Additionally, during 2024, we delivered two development candidates to Biogen.
We have engineered degraders that have successfully achieved blood-brain barrier penetration in preclinical studies, which is a key step in developing medicines with the potential to treat brain metastases in oncology, as well as in therapeutic areas such as neurodegenerative diseases. We also believe there are many therapeutic areas and indications where leveraging our TORPEDO® platform to develop novel degraders may be advantageous.
Executive Compensation Philosophy and Objectives
Our OLCC believes that a well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting the Company’s achievement of its primary business goals, and the Company’s ability to attract and retain employees whose leadership and contributions are expected to lead to growth in long-term stockholder value.
As such, our compensation program is focused on incenting executives to take actions that create long-term stockholder value. The objectives of our executive compensation program are as follows:
•Help communicate the priority of and relative emphasis of our business objectives;
•Reward our executives for achieving or exceeding short-term corporate goals;
•Provide long-term incentives to our executives that align their interests with the long-term interests of our company and our stockholders, thereby creating sustainable, long-term value;
•Attract, recruit, motivate and retain highly qualified executive officers who possess the skills and leadership necessary to advance our business objectives and, as a result, grow our long-term stockholder value;
•Provide compensation packages that are competitive relative to peers and the overall market; and
•Support the well-being, development and fulfillment of our leadership team.
Our OLCC regularly reviews our compensation policies and overall program design to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive.
How Our Pay Program Works
In setting executive base salaries and annual incentive cash awards and granting equity incentive awards, we consider compensation for comparable positions in the market, the competition for talent in our market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, annual cash incentives or long-term incentives.
The following elements of our pay program have been carefully selected by our OLCC and are reviewed on an annual basis:

Pay Objective	Base Salary	Annual Cash Incentives	Equity Incentives
Motivate and retain	❖	❖	❖
Provide stability and manage risk	❖
Reward annual performance		❖
Balance near-term objectives with sustainable, long-term performance		❖	❖
Align our employees’ interests with those of our stockholders and reward exceptional performance		❖	❖
Incent the achievement of shareholder value creation			❖
Target Pay Mix
Our executive compensation program is based on paying for performance and driving the creation of long-term stockholder value. In order to achieve this, the OLCC places a significant percentage of NEO compensation “at-risk,” meaning that the value of the awards will only be realizable once our corporate performance and stock price growth is increased. The following tables reflect the portion of our CEO’s and other NEOs’ compensation that was “at-risk,” which includes their annual incentive cash awards, which are tied to the Company’s achievement of short-term objectives, and their long-term incentive equity awards, which consist of (i) restricted stock units, or RSUs, that vest based on the passage of time, and (ii) stock option awards, which are tied to longer-term Company performance. As a result, 77% of our CEO’s 2024 compensation and 62% of our other NEOs’ 2024 compensation was considered to be “at risk.”
CEO Compensation Mix Other NEO Compensation Mix

13%
8%
79%
Base salary
Annual incentive plan cash awards
Long-term incentive equity awards

24%
10%
66%
Base salary
Annual incentive plan cash awards
Long-term incentive equity awards

Governance Practices
Our compensation program is grounded in strong corporate governance practices that reinforce compensation risk management and stockholder growth. The following table demonstrates our key governance principles.

Pay for Performance	❖	A majority of our compensation is “at-risk” and is directly tied to company performance and objectives
Insider Trading Policy	❖	We maintain a robust suite of insider trading policies that prohibits short sales, hedging and pledging activity, as well as the use of Company securities as collateral in margin accounts
Change in Control Provisions	❖	No “single-trigger” change in control benefits or excise tax gross-ups are provided to our executives
Compensation Risk Assessment	❖	Our Organization, Leadership and Compensation Committee conducts a compensation risk assessment in order to mitigate our compensation risk and reduce material adverse effects on the Company
Executive Compensation Recovery	❖
Our executive compensation recovery policy provides for the recovery of erroneously paid compensation to executive officers in the event the Company must make a material financial restatement due to material noncompliance with any financial reporting requirements

“Say on Pay” Vote on Executive Compensation
At the 2024 annual meeting of stockholders, we held a non-binding, advisory vote on the compensation of our NEOs, often referred to as a Say-on-Pay vote, which received over 74% support from our stockholders, and the results of which were considered by our Board of Directors and OLCC, together with feedback received throughout the year, when making compensation decisions regarding the compensation of our executive officers. During 2024, we had regular dialogue regarding a variety of matters with our top thirty institutional stockholders, who collectively hold approximately seventy-five percent (75%) of total shares of our outstanding common stock. Based on feedback we received from certain of our stockholders and institutional stockholder advisory firms, in October 2024, our Board of Directors approved an amendment to our 2020 Stock Option and Incentive Plan, or the 2020 Plan, to remove the Company’s ability to implement a repricing of outstanding stock options in the future absent the prior receipt of stockholder approval. We will continue to have regular contact and dialogue with our stockholders, and, following the Annual Meeting, our Board of Directors and OLCC will consider the results of this Say-on-Pay vote, which is included as Proposal No. 2 on this Proxy Statement, together with feedback received from our stockholders throughout the year, when making compensation decisions in the future because we value the opinions of our stockholders.
Compensation Determination Process
Role of the Organization, Leadership and Compensation Committee
Our Board of Directors has delegated to our OLCC broad responsibility for matters related to our overall compensation philosophy, the design and structure of our compensation programs and the compensation arrangement for our NEOs other than the CEO. This authority extends to the compensation of our non-employee directors and executive officers, though final approval of matters related to the compensation of our CEO and non-employee directors is generally the responsibility of our Board of Directors. A more detailed summary of the roles and responsibilities of our OLCC is provided above at “Corporate Governance – Organization, Leadership and Compensation Committee.”
Role of CEO and Management
Our CEO makes recommendations to our OLCC regarding the compensation of our executive officers, other than in respect to his own compensation. The CEO assists the OLCC in determining the base salary, annual incentive cash award, and long-term incentive compensation of our executive officers (other than himself) on an annual basis. While our CEO typically attends meetings of the OLCC, the committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters.
Role of Our Independent Compensation Consultant
During 2024, Pearl Meyer served as the OLCC’s compensation consultant and continues to serve as the OLCC’s independent compensation consultant.
The OLCC conducted a review of its relationship with Pearl Meyer and determined that Pearl Meyer’s work for the OLCC did not raise any conflicts of interest. Pearl Meyer’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC, and the Nasdaq Stock Market.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short- and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Peer Group
With the assistance of Pearl Meyer, in the fall of 2023, the OLCC conducted a peer benchmark assessment to help establish a peer group that would be used to determine market-competitive compensation for our executives. The OLCC considered this analysis along with other factors in determining pay including industry surveys, individual performance, and the responsibilities and experience of the executive.
In determining the peer group, with the assistance of Pearl Meyer, the OLCC considered and relied on several factors in setting its executive compensation peer group:
•Industry: biotechnology and pharmaceutical public companies, with a focus on oncology and/or neurology indications where possible
•Stage of Development: clinical development Phase I, II, or III companies
•Market Capitalization: between $100 million and $600 million
•Headcount: greater than 50 employees
•Last 12 Months Operating Expense: between $50 million and $500 million
•Location: in a major biotechnology geographic center such as Massachusetts or California

•IPO: prior to January 1, 2022, where possible
In September 2023, the OLCC approved the following peer group, which was used for purposes of 2024 executive compensation decision-making:

Adaptimmune Therapeutics plc	Adicet Bio, Inc.	AlloVir, Inc.
Arvinas, Inc.	BioAtla, Inc.	Cullinan Therapeutics, Inc.
Editas Medicine, Inc.	Foghorn Therapeutics Inc.	IGM Biosciences, Inc.
Kinnate Biopharma Inc.	Kymera Therapeutics, Inc.	Lyell Immunopharma, Inc.
Monte Rosa Therapeutics, Inc.	Nkarta, Inc.	Nurix Therapeutics, Inc.
PMV Pharmaceuticals, Inc.	Poseida Therapeutics, Inc.	Prelude Therapeutics Incorporated
Sutro Biopharma, Inc.	Tango Therapeutics, Inc.
Elements of Our Compensation Program
Base Salary
Each NEO’s base salary is a fixed component of annual compensation that reflects the individual’s scope of responsibility and organizational impact, as well as individual performance.
When setting base salaries, considerations include, but are not limited to:
•each NEO’s position and specific responsibilities;
•recent individual performance;
•level and breadth of experience;
•achievement of corporate and strategic goals;
•a review of competitive pay levels at comparable positions at peer companies;
•retention considerations, and
•the compensation levels required to attract qualified new hires.
For the fiscal year ended December 31, 2024, the annual rate of base salary for each of our NEOs is set forth in the following table. Effective January 1, 2024, the base salaries for Mr. Hirsch, Ms. Adams and Dr. Reyno were increased as part of our standard merit pay increase process, with increases determined based on individual performance and market data.

Named Executive Officer	2023 Base Salary	2024 Base Salary
Andrew J. Hirsch	$639,000	$665,000
Kendra R. Adams	$450,000	$485,000
Leonard Reyno, M.D.	$550,000	$572,000
Annual Incentive Plan Cash Awards
Our annual incentive cash award program is intended to reward our NEOs for meeting objective or subjective performance goals for a fiscal year. From time to time, our Board of Directors or OLCC may approve annual incentive cash awards for our NEOs based on individual performance, company performance or as otherwise determined appropriate. For 2024, the amount of the annual incentive cash award paid to each of our NEOs was determined solely on the level of performance against our 2024 corporate objectives.
Incentive Opportunities
Each of our NEOs had a pre-established target annual incentive rate, which is equal to a percentage of the executive’s base salary. Under our annual incentive plan, our NEOs can earn between a minimum of 50% of their target award for threshold performance up to a maximum of 150% payout for superior performance. The annual incentive cash awards for all of our NEOs are tied solely to the level of achievement of our corporate objectives. For 2024, our NEOs had the following annual cash incentive opportunities:

Named Executive Officer	Target Annual Cash Incentive Opportunity (as % of Current Base Salary)
Andrew J. Hirsch	55%
Kendra R. Adams	40%
Leonard Reyno, M.D.	40%
Performance Criteria
Our 2024 corporate objectives, which were established to incent performance on business activities designed to drive stockholder value, included a mix of pipeline, financial, development, and strategic objectives. Our 2024 corporate objectives and their respective weightings were as follows:

Corporate Objective	Weighting
Advance and accelerate clinical programs to begin to characterize drug safety, proof of mechanism and initial measures of efficacy	55%
Continue to advance pre-development candidate pipeline and execute on partnered pipeline	30%
Operationalize the new structure to position the company for success	15%
Earned Awards
Our achievement of our 2024 corporate objectives drove strong corporate performance in 2024 and, as a result, the OLCC determined that our corporate goals were achieved at 110% of target in 2024. Specifically, in evaluating overall corporate performance in 2024, the OLCC considered progress achieved across the organization in laying the foundation for our vision to transform patient care through protein degradation and highlighted the following areas of achievement, which include areas of achievement against items that exceeded our 2024 corporate goals:

Strong Execution Across Three Clinical Programs: (55% Weighting)	Advanced Our Discovery Pipeline and Research Platform: (30% Weighting)	Positioned Company for Success: (15% Weighting)
Highlights of 2024 Corporate Goals Achievement:
•Advanced development of our lead program, cemsidomide, an IZKF1/3 degrader, and presented updated Phase 1 clinical data demonstrating cemsidomide's potential to be developed as a backbone therapy of choice in both multiple myeloma and non-Hodgkin's lymphoma
	•Advanced our undisclosed internal discovery programs to key milestones	•Completed a $25M equity investment by Betta Investment (Hong Kong) Limited
•Progressed the Phase 1 trial for CFT1946, a BRAF V600 mutant degrader, and presented initial Phase 1 data demonstrating proof-of-mechanism	•Delivered two development candidates to Biogen, resulting in the receipt of a total of $16M in milestone payments	•Executed a corporate restructuring and aligned spending to extend runway
•Initiated the Phase 1 clinical trial of CFT8919, an EGFR L8585R degrader, in Greater China with our partner Betta Pharma
Areas of Achievement Beyond 2024 Corporate Goals:
•Planned and enrolled CFT1946 melanoma expansion cohorts	•Entered into a license and collaboration agreement with MKDG, bringing in $16M in upfront payments with the potential for downstream economics	•Received two culture-focused awards - the Boston Globe’s Top Places to Work and BostInno Fire Award

•Continued to evolve our Board of Directors to support the needs of our company by adding three new directors who bring additional expertise in drug discovery, commercialization and life cycle management

As the annual incentive cash awards for all of our NEOs are tied solely to the level of achievement of our corporate objectives, the annual cash incentive awards paid to our NEOs for 2024 were as follows:

Named Executive Officer	Target Annual Incentive	Percent Achieved	2024 Earned Annual Incentive
Andrew J. Hirsch	$365,750	110%	$402,325
Kendra R. Adams	$194,000	110%	$213,400
Leonard Reyno, M.D.	$228,800	110%	$251,680
Long-Term Incentive Compensation
Our equity incentive program is intended to align the interests of our NEOs with those of our stockholders and to motivate our NEOs to make important contributions to our performance. In February 2024, as part of our annual process to review and approve executive compensation matters, we granted our NEOs a mix of stock and option awards designed to retain such NEOs while creating long-term value for our stockholders, with the stock awards granted in the form of restricted stock units, or RSUs, that vest annually over four years and option awards vesting quarterly over 16 quarters, subject to the recipient’s continued service relationship with the Company through such dates. In providing these stock option awards, our OLCC believed that these awards would contribute to ensuring stability at the leadership team level, which would help the Company achieve its objectives, both in the short- and long-term.
Our OLCC believes that these various equity awards provide an effective long-term incentive for all employees and are a competitive vehicle in our industry.
The table below shows the equity incentives awarded to our NEOs in 2024, which included annual stock option and time-based RSU awards. Each RSU represents the contingent right to receive one share of our common stock upon vesting and settlement of each RSU.

	RSUs (1)		Stock Options (2)
Named Executive Officer	(#)	($)	(#)	($)
Andrew J. Hirsch	103,400	755,854	465,500	3,402,805
Kendra R. Adams	36,700	268,277	165,300	1,208,343
Leonard Reyno, M.D.	36,700	268,277	165,300	1,208,343
(1)The RSUs, which were granted as annual equity awards, are time-based and will vest in equal annual installments over four years beginning on the first anniversary of the grant date.
(2)The stock options, which were granted annual equity awards, vest in equal quarterly installments over four years.
Stock Option Repricing
On March 7, 2024, following review and discussion with our Board, which had delegated authority to the OLCC to finalize and approve the parameters of a stock option repricing program, our OLCC approved and implemented a stock option repricing, or the Repricing, in accordance with the provisions of our 2020 Plan, as then in effect. The OLCC viewed the Repricing as prudent as it was designed to have retentive and motivational benefits without the need to incur the stock dilution that would have resulted from significant additional equity grants or the significant expense that would have resulted from the provision of additional cash compensation to our employees. More specifically, the Repricing provided that if, prior to March 7, 2025, the option holder either (i) resigned from employment with us (except by reason of death or disability), or we terminated the option holder’s employment for cause; or (ii) elected to exercise the repriced options, the exercise price for repriced options would revert to the original exercise price. The OLCC viewed this requirement as a valuable component of the Repricing as it was designed to serve as an additional incentive to retain and motivate the holders of the repriced options to continue to work in the best interests of the Company and its stockholders.
Prior to approving the Repricing, the OLCC held a number of meetings and considered the advice of and market data provided by its independent compensation consultant, Pearl Meyer. During this process, the OLCC also gave careful consideration of various alternative ways to retain and motivate the Company’s employees.
Under the parameters approved by the OLCC for the Repricing:
•The Repricing applied generally to stock options granted under the 2020 Plan and held by then-current employees of the Company with exercise prices per share of greater than $22.00

•Stock options held by members of our Senior Leadership Team (other than Mr. Hirsch, who was not eligible to participate in the Repricing) were repriced to $19 per share, the price per share of our initial public offering in October 2020
•Stock options held by all of our other employees were repriced to $11.88 per share, the 52-week high trading price for our common stock on the Nasdaq Global Select Market as of March 7, 2024, the effective date of the Repricing
•In order to provide a retentive benefit to the Company, the exercise price for repriced options would revert to the original exercise price if, prior to March 7, 2025, the option holder either (i) resigned from employment with us (except by reason of death or disability), or we terminated the option holder’s employment for cause; or (ii) elected to exercise the repriced options
•The repriced options otherwise remained on their existing terms and conditions as set forth in the 2020 Plan and applicable award agreements
Stock options held by our Chief Executive Officer, Mr. Hirsch, and members of our Board of Directors were not eligible for inclusion in the Repricing. Ms. Adams was our only named executive officer whose options were subject to the Repricing.
In October 2024, after receiving feedback from certain of our stockholders and institutional advisory firms, our Board of Directors approved an amendment to the 2020 Plan to remove the Company’s ability to implement a stock option repricing in the future absent the prior receipt of stockholder approval.
Other Elements of Compensation
Health and Welfare Benefits
All of our full-time employees, including our NEOs, are eligible to participate in certain medical, disability and life insurance benefit programs we offer. We pay the premiums for group term life insurance and short- and long-term disability insurance for all of our eligible employees, including our NEOs. We also provide all eligible employees, including our named executive officers, with a health savings account and eligibility for a health flexible spending account depending on the plan in which the NEO is enrolled. We also provide paid time off benefits, which include flexible vacation, sick time and holidays, to all eligible employees, including our NEOs. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.
401(k) Savings Plan
We maintain a tax-qualified, Safe Harbor 401(k) retirement plan for eligible employees, including our NEOs, in the United States. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation on a pre-tax, Roth or after-tax basis, subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended, or the Code. We provide an employer match on employee contributions to the 401(k) plan of up to 100% on the first 3% of the employee’s contributions and 50% on the next 2% of employee contributions up to IRS maximums. Employees are immediately fully vested in their and our employer contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code so that pre-tax contributions by employees, and income earned on those contributions, are not taxable to employees until distributed from the 401(k) plan.
2020 Employee Stock Purchase Plan
Our executive officers, including our NEOs, are eligible to participate in our 2020 Employee Stock Purchase Plan, or the 2020 ESPP, on the same basis as our other full-time employees. The 2020 ESPP permits eligible employees to set aside a portion of their compensation during a six-month offering period and use such contributions to purchase shares of our common stock at a purchase price equal to 85% of the lower of the fair market value of the shares on the first business day of the offering period or the last business day of the purchase period.
Limited Perquisites
We provide limited perquisites to our NEOs. In 2024, we did not provide any perquisites to our NEOs other than the standard de minimis benefits offered to our general employee population.
Accounting and Tax Considerations
Generally, Section 162(m) of the Code (Section 162(m)) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers.
While the OLCC and the Board of Directors consider the deductibility of awards as one factor in determining executive compensation, the OLCC and the Board also look at other factors in making their decisions and retain the flexibility to award compensation that either the OLCC or the Board, as applicable, determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the OLCC and the Board consider the accounting consequences of their decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
The Company accounts for equity-based compensation paid to employees under FASB ASC Topic 718, which requires the Company to estimate and record an expense over the service period of an option award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense at the time the obligation is accrued.
Employment, Severance and Change in Control Arrangements with Our NEOs
We entered into an employment agreement with each of our NEOs, each of whom is employed at will. These agreements incorporate our standard form agreements with respect to confidential information and assignment of intellectual property, which have been signed by each of our NEOs. Among other things, each of these agreements obligates the NEO to refrain from disclosing any of our proprietary information received during the course of his or her employment with and to assign to us any inventions conceived or developed during the course of his or her employment. The employment and/or equity agreements with all of our NEOs also provide that, during the period of the NEO’s employment and for 12 months thereafter, the NEO will not solicit our employees, consultants, customers or suppliers. In addition, each of our NEOs has signed an agreement – either as part of an equity agreement or as part of the individual’s employee confidentiality and assignment of intellectual property agreement – that provides that the NEO is also subject to a 12-month post-termination non-competition covenant, with the exception of Dr. Reyno, who is not subject to a post-termination non-competition covenant under the terms of his employment agreement due to his status as a California resident.
Andrew J. Hirsch
On September 6, 2020, we entered into an employment agreement with Mr. Hirsch, our President and Chief Executive Officer, pursuant to which Mr. Hirsch serves as our President and Chief Executive Officer. Under this agreement, Mr. Hirsch receives an annual base salary and is eligible to receive an annual incentive cash award with a target amount of 55% of his then current base salary, in each case subject to periodic review and adjustment by our Board of Directors or the OLCC. Mr. Hirsch is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.
Under Mr. Hirsch’s employment agreement, if Mr. Hirsch’s employment is terminated by us without “cause” or Mr. Hirsch resigns for “good reason” (as each of these terms is defined in his employment agreement), in each case other than in connection with a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to one times his base salary, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, plus a pro rata portion of his target annual cash incentive, payable in a single lump sum payment within sixty days following the date of termination, and (ii) subject to Mr. Hirsch’s copayment of premium amounts at the applicable active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 12 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage.
Mr. Hirsch’s employment agreement also provides that, in lieu of the payments and benefits described above, if Mr. Hirsch’s employment is terminated by us without cause or Mr. Hirsch resigns for good reason, in either case upon, immediately prior to, or within 18 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 1.5 times the sum of (x) his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (y) his target annual cash incentive then in effect (or his target annual cash incentive in effect immediately prior to the change in control, if higher); (ii) subject to Mr. Hirsch’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 18 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by Mr. Hirsch, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of Mr. Hirsch’s equity awards, Mr. Hirsch is entitled to receive full acceleration of his equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.
However, in the event that any compensation or payments payable to Mr. Hirsch would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then Mr. Hirsch’s employment agreement provides that he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to Mr. Hirsch.
Named Executive Officers Other Than Mr. Hirsch
We have entered into an employment agreement with each of our NEOs (excepting Mr. Hirsch, who is described above) pursuant to which the NEO receives an annual base salary and is eligible to receive an annual incentive cash award with a target amount of 40% of the individual’s rate of base salary, in each case, subject to review and adjustment by our Board of Directors or OLCC. Each of our NEOs is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.
The employment agreement in place with each of our NEOs (excepting Mr. Hirsch, who is described above) provides that, in the event that the NEO’s employment is terminated by us without “cause” or the NEO resigns for “good reason” (as each of these terms is defined in the NEO’s employment agreement), in each case other than in connection with a “change in control” (as defined in the NEO’s employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the NEO will be entitled to receive (i) an amount equal to one times his or her base salary plus, at the discretion of our Board of Directors and upon the recommendation of our OLCC, a pro rata portion of his or her target annual cash incentive, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, and (ii) subject to the NEO’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to the NEO had he or she remained employed until the earliest of 12 months following his or her termination date, his or her eligibility for group health coverage through another employer, or the cessation of his or her eligibility for COBRA continuation of health coverage.
The employment agreements in place with each of our NEOs (excepting Mr. Hirsch, who is described above) also provides that, in lieu of the payments and benefits described above, if the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, in either case upon, immediately prior to, or within 12 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the NEO will be entitled to receive (i) a lump sum cash payment equal to one times the sum of his or her then-current base salary (or his or her base salary in effect immediately prior to the change in control, if higher) plus his or her target annual cash incentive in effect immediately prior to the change in control (or his or her target annual cash incentive in effect immediately prior to the change in control, if higher); (ii) subject to the NEO’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to the NEO had he or she remained employed until the earliest of 12 months following his termination date, his or her eligibility for group health coverage through another employer, or the cessation of his or her eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by the NEO, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of a NEO’s equity awards, the NEO is entitled to receive full acceleration of his or her equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.
However, in the event that any compensation or payments payable to a NEO would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then the NEO’s employment agreement provides that she or he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to the NEO.

Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by or paid to each of our NEOs for services rendered to us in all capacities for the years set forth below, which excludes fiscal years in which the individuals were not our NEOs:

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Andrew J. Hirsch	2024	$665,000		$—	$755,854	$3,402,805		$402,325	$13,800	$5,239,784
President & Chief Executive Officer	2023	639,000		—	470,832	2,333,189		333,878	13,200	3,790,099
Kendra R. Adams	2024	485,000		—	268,277	1,217,997	(7)	213,400	12,815	2,197,489
Chief Financial Officer	2023	404,553	(5)	—	138,800	488,956		171,000	7,289	1,210,598
Leonard Reyno, M.D.	2024	572,000		—	268,277	1,208,343		251,680	13,800	2,314,100
Chief Medical Officer	2023	262,660	(6)	268,415	214,550	709,596		209,000	10,506	1,674,727
(1)This amount represents a relocation benefit and a sign-on bonus paid in connection with Dr. Reyno’s commencement of employment with the Company, which were used to incent Dr. Reyno to join the Company and compensate him for his relocation to the Boston area, as well as for equity and other compensation he forfeited by leaving his prior role. This sign-on bonus was paid upon his commencement of employment with the Company.
(2)Amounts reflect the aggregate grant date fair value of restricted stock unit and option awards granted during the year calculated in accordance with the provisions of FASB ASC Topic 718, Compensation—Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of option awards, see Notes 2 and 11 to our audited consolidated financial statements appearing in our 2024 Annual Report. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting or settlement of restricted stock unit awards or the vesting or exercise of the options awards, or the subsequent sale of shares received under such awards.
(3)The amounts reported represent annual incentive cash awards based upon the achievement of corporate performance objectives for the years ended December 31, 2024, and 2023, which were paid in February 2025, and 2024, respectively.
(4)Represents the Company’s 401(k) matching contributions they were entitled to receive. For information regarding this defined contribution plan, see Note 14 to our audited consolidated financial statements appearing in our 2024 Annual Report.
(5)Ms. Adams was appointed to the position of Chief Financial Officer in September 2023 and provided with a base salary of $450,000, pro-rated based on the date on which she commenced that role. The base salary Ms. Adams actually received in 2023 of $404,553 reflects the pro-ration of her rates of salary based on the time she served as our Chief Financial Officer and as our Senior Vice President, Communications and Investor Relations during the year.
(6)Dr. Reyno joined the Company in July 2023 and his 2023 base salary was pro-rated accordingly.
(7)Includes $9,654 in fair value ascribed in 2024 to stock options that had been granted to Ms. Adams in 2022 as a result of the March 2024 Repricing, which resulted in Ms. Adams’ 2022 stock option award being repriced from an original exercise price of $22.71 per share to $19.00 per share.

Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding all outstanding stock and option awards held by each of our NEOs on December 31, 2024:

			Option Awards						Stock Awards
Named Executive Officer	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Andrew J. Hirsch	10/01/20	10/01/20	1,691,672	—		$19.00		09/30/30
	02/23/22	02/23/22										35,000	(4)	$126,000
	02/15/23	02/15/23	160,650	206,550	(5)	$5.77		02/14/33	61,200	(6)	$220,320
	09/18/23	09/18/23	—	489,600	(7)	$2.15		09/17/33
	02/14/24	02/14/24	87,281	378,219	(5)	$7.31		02/13/34	103,400	(6)	$372,240
Kendra R. Adams	11/09/20	11/09/20	76,500	—		$19.00		11/08/30
	02/14/22	02/14/22	30,937	14,063	(5)	$19.00	(9)	02/13/32				10,500	(4)	$37,800
	02/13/23	02/13/23	32,812	42,188	(5)	$5.67		02/12/33	11,250	(6)	$40,500
	09/18/23	09/18/23	34,687	76,313	(8)	$2.15		09/17/33	18,750	(6)	$67,500
	02/14/24	02/14/24	30,993	134,307	(5)	$7.31		02/13/34	36,700	(6)	$132,120
Leonard Reyno, M.D.	07/10/23	07/10/23	86,250	189,750	(8)	$3.50		07/09/33	45,975	(6)	$165,510
	02/14/24	02/14/24	30,993	134,307	(5)	$7.31		02/13/34	36,700	(6)	$132,120
(1)These amounts represent the number of time-based RSUs outstanding for all NEOs.
(2)Amounts shown are based on a price of $3.60 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2024, the last trading day of the year.
(3)These amounts represent the number of performance-based RSUs granted to each of Mr. Hirsch and Ms. Adams that will vest if certain performance conditions are met. As of February 28, 2025, these performance-based RSUs expired and were forfeited without additional vesting.
(4)Amount shown consists of a performance-based RSU award that vests as to a portion of the award based on specified market-based conditions and, as to the balance of the award, based on the achievement of certain corporate performance conditions. As of February 28, 2025, these performance-based RSUs expired and were forfeited without additional vesting.
(5)This award vests in 16 equal quarterly installments starting on the three-month anniversary of the vesting commencement date, subject to the recipient’s continued service relationship with us on each vesting date.
(6)This time-based RSU award vests annually in four equal installments commencing on the first anniversary of the date of grant, subject to the recipient’s continued service relationship with the Company through each such date.
(7)This award vests in full on the two-year anniversary of the date of grant, subject to the NEO’s continued service relationship with the Company through such date.
(8)This award vests over four years, with 25% vesting on the one-year anniversary of the vesting commencement date and the remainder of the award vesting in 12 equal quarterly installments thereafter, subject to the recipient’s continued service relationship with us on each vesting date.
(9)The option exercise price for this award was repriced from $22.71 to $19.00 in March 2024.
Pay Versus Performance
The following table sets forth information regarding “compensation actually paid” to our principal executive officer, or PEO, Mr. Hirsch, and to our non-PEO NEOs for each applicable year. The identity of our NEOs other than Mr. Hirsch may vary year-over-year and the identity of which NEOs are included in this table is determined based on those executive officers who were NEOs for the years presented. Compensation actually paid to Mr. Hirsch and our other NEOs is impacted by the fair value of their equity incentive awards, which is calculated in accordance with the provisions of FASB

ASC Topic 718, Compensation—Stock Compensation. See Note 2 to our audited consolidated financial statements appearing in our 2023 Annual Report for a summary of the assumptions underlying the valuation of equity awards.

Year (1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return(3)	Net Loss (in thousands)
2024	$5,239,784	$867,532	$2,255,795	$858,463	$10.87	$(105,316)
2023	3,790,099	4,311,539	1,604,322	1,945,825	17.05	(132,493)
2022	2,595,395	(21,606,202)	3,509,439	(2,156,954)	17.81	(128,175)
(1)The PEO for each of the periods presented is Mr. Hirsch. The Non-PEO NEOs for 2024 were Dr, Reyno and Ms. Adams, for 2023 were Dr. Reyno and Stewart Fisher, Ph.D., our then-Chief Scientific Officer, and for 2022 were Dr. Scott Boyle, our Chief Business Officer, and Dr. Fisher.
(2)These amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

	2024		2023		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$5,239,784	$2,255,795	$3,790,099	$1,604,322	$2,595,395	$3,509,439

Adjustments for Equity Awards
Adjustments for grant date fair values of equity awards granted in the current year	(4,158,659)	(1,481,447)	(2,804,021)	(891,745)	(1,624,400)	(2,844,379)
Year-end fair value of unvested equity awards granted in the current year	1,208,104	428,267	4,110,779	1,362,669	284,900	356,546
Year-over-year difference of year-end fair values for unvested equity awards granted in prior years	(1,732,748)	(412,318)	(198,377)	(34,088)	(18,018,970)	(2,349,947)
Fair values at vest date for equity awards granted and vested in current year	308,683	109,509	106,718	17,814	158,875	104,252
Difference in fair values between prior year-end fair values and vest date fair values for equity awards granted in prior years	2,368	(41,343)	(693,659)	(113,147)	(5,002,002)	(932,865)
Total Adjustments for Equity Awards	(4,372,252)	(1,397,332)	521,440	341,503	(24,201,597)	(5,666,393)

Compensation Actually Paid (as calculated)	$867,532	$858,463	$4,311,539	$1,945,825	$(21,606,202)	$(2,156,954)
(3)Shareholder return provides the value of common stock as of December 31, 2024, December 31, 2023, and December 31, 2022 assuming $100 was invested in our common stock after the market closed on December 31, 2020.
Narrative Disclosure: Pay Versus Performance Table
The illustrations below provide a graphical description of Compensation Actually Paid, or CAP (as calculated in accordance with the rules promulgated by the SEC), and the following measures:
•Company’s cumulative Total Shareholder Return, or TSR; and
•Company’s Net Income

CAP vs. TSR
Compensation ($ Mil)
5.00
0.00
(5.00)
(10.00)
(15.00)
(20.00)
(25.00)
120.00
100.00
80.00
60.00
40.00
20.00
—
Total Shareholder Return on $100 Invested at December 31, 2020
2022
2023
2024
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
CCCC value of $100 Invested December 31, 2020

CAP vs. Net Income
5.00
0.00
(5.00)
(10.00)
(15.00)
(20.00)
(25.00)
Compensation ($ Mil)
0.00
(25.00)
(50.00)
(75.00)
(100.00)
(125.00)
(150.00)
Net Income ($ Mil)
2022
2023
2024
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in First Column)
Equity compensation plans approved by stockholders
Stock options and stock awards (1)	11,508,150		$12.00	(2)	3,281,795	(3)
2020 ESPP	—		—		2,166,905	(4)
Equity compensation plans not approved by stockholders	990,360	(5)	5.11		—
Total	12,498,510		$11.45		5,448,700
(1)Includes the following plans: our 2015 Stock Option and Grant Plan, and our 2020 Plan.
(2)The calculation does not take into account the 1,603,289 shares of common stock subject to outstanding time-based and performance-based restricted stock units, which shares will be issued if and when these awards vest and will be issued without any cash consideration payable for those shares.
(3)As of December 31, 2024, a total of 3,281,795 shares of our common stock were available for issuance pursuant to the 2020 Plan, which number excludes the 3,531,294 shares that were added to the plan as a result of the automatic annual increase on January 1, 2025. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the OLCC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan and the 2015 Stock Option and Grant Plan will be added back to the shares of common stock available for issuance under the 2020 Plan. The Company no longer makes grants under the 2015 Stock Option and Grant Plan.
(4)As of December 31, 2024, a total of 2,166,905 shares of our common stock were available for issuance pursuant to the 2020 ESPP, which number excludes the 656,714 shares that were added to the plan as a result of the automatic annual increase on January 1, 2025. The 2020 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by the lesser of 656,714 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the 2020 ESPP Plan administrator. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(5)As of December 31, 2024, we had granted a total of 990,360 shares of our common stock in stock option awards made outside of our 2020 Plan. The independent directors serving on the OLCC approved the grant of these non-qualified stock options to two new employees in the form of inducement awards, with grants made on April 29, 2024, September 30, 2024, October 28, 2024, July 10, 2023 and July 17, 2023. These grants were provided as material inducements to these individuals commencing employment with the Company and were granted in accordance with Nasdaq Listing Rule 5635(c)(4).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2023 and 2024) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Betta Pharma License and Collaboration Agreement and Related Agreements
In May 2023, we entered into a License and Collaboration Agreement, or the License Agreement, with Betta Pharma, a holder of more than 5% of our outstanding capital stock at the time of the agreement, to collaborate on the development and commercialization of CFT8919, an orally bioavailable BiDAC™ degrader that is designed to be potent and selective against EGFR bearing an oncogenic L858R mutation, in mainland China, Hong Kong SAR, Macau SAR and Taiwan, or the Territory, with us retaining rights to CFT8919 in the rest of the world. Under the License Agreement, we and Betta Pharma agreed to enter into a safety data exchange agreement, quality agreement, and clinical supply agreement prior to the initiation of the clinical trial in the Territory. During 2024, we and Betta Pharma entered into these ancillary agreements, which are further described below. As part of the collaboration, Betta Pharma made an upfront cash payment of $10.0 million and we are eligible to receive up to $357.0 million in aggregate milestone payments, plus tiered royalties on net sales of CFT8919 in Greater China. Royalties payable from Betta Pharma to us range from low to mid double-digit percent, subject to certain reductions under certain circumstances as described in the Betta Pharma License Agreement. In addition, as part of the collaboration, we have agreed to make milestone payments to Betta Pharma of up to $40 million following our receipt of approval of a New Drug Application for CFT8919 from the FDA with the milestone amount based on the percentage of patients in contemplated clinical trials that were enrolled by Betta Pharma and the line of therapy of the approval. In addition, we have agreed to pay Betta Pharma tiered royalties on net sales of CFT8919 in our territory, which is the rest of the world excluding Greater China, in the low single digit percent range, subject to certain reductions under certain circumstances as described in the Betta Pharma License Agreement. The royalty term for all contemplated royalties under the Betta Pharma License Agreement shall terminate on a product-by-product and country-by-country basis on the latest of (i) the twelve (12) year anniversary of the first commercial sale of such product in such country, (ii) the expiration of any regulatory exclusivity period that covers such product in such country, and (iii) the expiration of the last-to-expire licensed patent that covers such product in such country.
In connection with the execution of the License Agreement, in May 2023, we, Betta Pharma, and Betta Investment (Hong Kong) Limited, or Betta Investment, an affiliate of Betta Pharma, entered into a Stock Purchase Agreement pursuant to which Betta Investment agreed to purchase 5,567,928 shares of our common stock at a per share purchase price of $4.49, for an aggregate purchase price of approximately $25.0 million. Betta Investment completed the purchase of these shares in January 2024. The Stock Purchase Agreement provides that, for the period extending until the one-year anniversary of the purchase of these shares, Betta Investment shall vote, or cause to be voted, all of our voting securities then beneficially owned by Betta Investment in accordance with the recommendation of the Board of Directors on any matters presented to our stockholders with respect to the say-on-pay, any stock option, stock incentive, employee stock purchase or similar equity plan, or any amendment thereto that, in each case, apply to our employees generally.
In connection with the License Agreement, in May 2024, we entered into an ancillary quality agreement with Betta Pharma governing the quality-related responsibilities of the parties, and in September 2024, we entered into an ancillary safety data exchange agreement with Betta Pharma governing each party’s pharmacovigilance activities in connection with the clinical trial(s) conducted by Betta Pharma in the Territory. Neither of these agreements includes a significant financial component.
In August 2024, as contemplated in the License Agreement, we entered into an ancillary clinical supply agreement, or the Betta Pharma Supply Agreement, with Betta Pharma under which Betta Pharma purchases from us sufficient supply of CFT8919 for the clinical trial(s) it conducts in the Territory in accordance with the License Agreement. The Betta Pharma Supply Agreement further outlines the process through which Betta Pharma will purchase from us, and we will supply to Betta Pharma, clinical supply of drug product, including but not limited to product specifications, product labeling and packaging, cost apportionment, delivery and payment terms, required documentation, and a mechanism for ordering additional supply. While the estimated clinical supply to be delivered as of the effective date of the Betta Pharma Supply

Agreement is $118.5 million, this estimate includes a number of assumptions, including but not limited to the duration and total volume of clinical supply to be provided to Betta Pharma.
Compensation Arrangements for Named Executive Officers and Directors
Compensation arrangements for our NEOs and our directors are described elsewhere in this proxy statement under the heading “Executive Compensation.”
Stock Option Grants to Directors and Executive Officers
As of December 31, 2024, we have granted stock options to our directors and executive officers and both performance-based and time-based restricted stock units to our executive officers, as more fully described in the section titled “Executive Compensation” found elsewhere in this proxy statement.
Investors’ Rights Agreement
In connection with our Series B preferred stock financing, we entered into an investors’ rights agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and common stock. The registration rights set forth in our investors’ rights agreement remain outstanding and will remain outstanding until October 2025.
Limitation of Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, as applicable, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any transaction from which they derived an improper personal benefit.
Our directors are also liable to us or our stockholders for monetary damages resulting from unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our By-laws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our By-laws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our By-laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Certificate of Incorporation and By-laws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
Policies and Procedures for Related Party Transactions
Our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, executive officers, holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration or approval or, if advance review is not feasible, such request must be reviewed at our Audit

Committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances and whether the transaction is otherwise consistent with the company’s interests. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 14, 2025 by:
•each of our directors;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of greater-than-5.0% of our common stock.
The column entitled “Percentage Beneficially Owned” is based on a total 71,007,083 shares of our common stock outstanding as of April 14, 2025.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 14, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Lynx1 Capital Management LP (1)	6,880,527	9.69%
Soleus Capital Master Fund, L.P. (2)	6,603,996	9.30%
Wasatch Advisors, Inc. (3)	5,516,718	7.77%
BlackRock, Inc. (4)	4,891,379	6.89%
RA Capital Management, L.P. (5)	4,878,000	6.87%
Betta Investment (Hong Kong) Limited (6)	4,874,550	6.86%
Entities Affiliated with OrbiMed (7)	4,377,900	6.17%
Morgan Stanley (8)	3,828,810	5.39%
Named Executive Officers and Directors:
Andrew J. Hirsch (9)	2,286,508	3.22%
Kendra R. Adams (10)	322,006	*
Leonard Reyno, M.D. (11)	272,377	*
Kenneth C. Anderson, M.D. (12)	413,164	*
Laura Bessen, M.D. (13)	63,749	*
Ronald Cooper (14)	21,450	*
Bruce Downey (15)	588,889	*
Stephen Fawell, Ph.D. (16)	—	*
Donna Grogan, M.D. (17)	92,691	*
Stephen L. Hoerter (18)	—	*
Owen Hughes (19)	25,870	*
Utpal Koppikar (20)	72,867	*
All current executive officers and directors as a group (17 persons) (21)	5,312,194	7.48%
*Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)Information herein is based solely on Schedule 13G/A filed with the SEC on November 14, 2024. Consists of 6,880,527 shares of common stock held by Lynx1 Master Fund LP (“Lynx1 Fund”). Lynx1 Capital Management LP (“Lynx1 Management”) is the investment manager to Lynx1 Fund, and Mr. Weston Nichols is the sole member of Lynx1 Capital Management GP LLC, the general partner of Lynx1 Management, with respect to the shares of common stock directly held by the Lynx1 Fund. The address for the foregoing persons is

c/o Lynx1 Capital Management LP, 151 Calle de San Francisco, Suite 200, PMB 1237, San Juan, PR 00901-1607.
(2)Information herein is based solely on Schedule 13G/A filed with the SEC on November 14, 2024. Consists of 6,603,996 shares of common stock held by Soleus Capital Master Fund, L.P. (“Master Fund”). Soleus Capital, LLC is the sole general partner of Master Fund, Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC, Soleus Capital Management is the investment manager for Master Fund, and Soleus GP, LLC is the sole general partner of Soleus Capital Management. Guy Levy is the sole managing member of each of Soleus Capital Group, LLC and of Soleus GP, LLC. Each of Soleus Capital Group, LLC, Soleus Capital, LLC, Soleus Capital Management, Soleus GP, LLC and Mr. Levy disclaims beneficial ownership of these shares held by Master Fund. The address of the Soleus Capital Entities is c/o Soleus Capital Management, L.P., 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.
(3)Information herein is based solely upon a Schedule 13G/A filed with the SEC on March 8, 2024. The address of Wasatch Advisors L.P. is 505 Wakara Way, Salt Lake City, UT 84108.
(4)The information reported is based on information in a Schedule 13G filed with the SEC on November 8, 2024. In that filing, BlackRock, Inc. reports sole voting power with respect to 4,793,344 shares of common stock and sole dispositive power with respect to 4,891,379 shares, and lists its address as 50 Hudson Yards, New York, New York 10001.
(5)Information herein is based solely upon a Schedule 13G filed with the SEC on December 26, 2023. Consists of 4,878,000 shares of common stock held by RA Capital Healthcare Fund, L.P., or Fund. RA Capital Healthcare Fund GP, LLC, or RA Capital, is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner of any securities of the Company held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the ordinary shares held by the Fund. Because the Fund has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of securities reported herein. The address for RA Capital is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(6)Information herein is based upon a Schedule 13G filed with the SEC on January 12, 2024, as well as information known to C4 Therapeutics as of April 14, 2025. Consists of 4,874,550 shares of common stock held by Betta Investment (Hong Kong) Limited, or Betta Investment. Betta Pharmaceuticals Co., Ltd., a limited company incorporated under the laws of China, or Betta Pharma. Betta Pharma, as the sole shareholder of Betta Investment, may be deemed to beneficially own the shares of Common Stock held directly by Betta Investment. The address for the foregoing persons is 55 Xingzhong Road, Linping, Hangzhou 311100, China.
(7)Information herein is based solely upon a Schedule 13G filed with the SEC on November 14, 2024. In that filing, (i) OrbiMed Advisors LLC reports shared voting power and shared dispositive power with respect to 1,452,000 shares, and (ii) OrbiMed Capital LLC reports sole voting power and sole dispositive power with respect to 2,925,900 shares. OrbiMed Advisors LLC and OrbiMed Capital LLC hold the shares of common stock on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such securities. OrbiMed Advisors LLC and OrbiMed Capital LLC exercise investment and voting power over the shares of common stock through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. The address for OrbiMed is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(8)Information herein is based solely upon Schedule 13G filed with the SEC on February 3, 2025. Morgan Stanley has shared voting power and shared dispositive power over 3,828,148 and 3,828,810 shares of common stock, respectively. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.
(9)Consists of 423,145 shares of common stock held by Mr. Hirsch and 2,064,646 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Mr. Hirsch.
(10)Consists of 165,117 shares of common stock held by Ms. Adams and 237,567 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Ms. Adams.

(11)Consists of 173,764 shares of common stock held by Dr. Reyno and 180,568 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Dr. Reyno.
(12)Consists of (i) 16,939 shares of common stock held by Kenneth C. Anderson 2015 Irrevocable Trust; (ii) 16,939 shares of common stock held by Cynthia E. Anderson 2015 Irrevocable Trust; (iii) 61,265 shares of common stock held by Kenneth C. Anderson 2016 Grantor Retained Annuity Trust; (iv) 61,265 shares of common stock held by Cynthia E. Anderson 2016 Grantor Retained Annuity Trust; (v) 119,768 shares of common stock held by Dr. Anderson; (vi) 47,316 shares of common stock held by Cynthia Anderson; and (vii) 92,746 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Dr. Anderson.
(13)Consists of 63,749 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Dr. Bessen.
(14)Consists of 21,450 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Mr. Cooper.
(15)Consists of 489,542 shares of common stock held by Mr. Downey and 99,347 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Mr. Downey.
(16)Consists of no shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Dr. Fawell.
(17)Consists of 28,942 shares of common stock held by Dr. Grogan and 63,749 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Dr. Grogan.
(18)Consists of no shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Mr. Hoerter.
(19)Consists of 25,870 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Mr. Hughes.
(20)Consists of 5,667 shares of common stock held by Mr. Koppikar and 67,200 shares of common stock exercisable within 60 days of April 14, 2025 underlying options held by Mr. Koppikar.
(21)Consists of the shares of common stock reflected in notes (8) through (19) and includes (i) 169,543 shares of common stock and (ii) 946,226 shares of common stock subject to options exercisable within 60 days of April 14, 2025 held by Scott Boyle, Ph.D., Paige Mahaney, Ph.D., Kelly Schick and Jolie Siegel, who are executive officers but not NEOs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2024 by Section 16(a) under the Exchange Act, with the exception of one late Form 4 filing for Mark Mossler, our Chief Accounting Officer, that was filed in April 2024 instead of February 2024 in connection with the issuance of shares and granting of stock options as part of Mr. Mossler’s annual compensation, as well as the inadvertent omission from a Form 3 filed by Mr. Mossler in September 2023 of shares of our common stock held by Mr. Mossler prior to his appointment as Chief Accounting Officer.

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act added Section 14A to the Securities Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, commonly known as a “say-on-pay” vote. Stockholders may also abstain from voting on this proposal. This say-on-pay vote is not intended to address any specific element of the compensation of our named executive officers, but rather the overall executive compensation of our named executive officers and our overall executive compensation program, philosophy and practices as described in this Proxy Statement.
This say-on-pay vote is advisory; therefore, it is not binding on the Company, our Board of Directors or our OLCC. However, we plan to consider the results of this year’s vote in reviewing and determining the compensation of our named executive officers in the future because we value the opinions of our stockholders.
Our executive compensation program, including our performance and the compensation earned by our named executive officers, is discussed in greater detail in the “Executive Compensation” section beginning on page 29 of this proxy statement.
As described in this proxy statement, we believe the compensation of our named executive officers and our executive compensation program, philosophy and practices are appropriate, and enable us to attract, motivate and retain top-performing executive officers, including our named executive officers, while aligning the long-term interests of our executive officers with the long-term interests of our stockholders and without incenting inappropriate or excessive risk-taking.
Accordingly, we ask our stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

RESOLVED:	That the stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the 2025 Annual Meeting of Stockholders, the “Executive Compensation” section, the Compensation and Equity Tables and the related narrative executive compensation disclosures contained in this proxy statement.
Vote Required
A majority of the votes properly cast FOR this proposal is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Our Board of Directors recommends that you vote, on a non-binding, advisory basis, “FOR” the approval of the resolution set forth above related to the compensation of our named executive officers.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS C4 THERAPEUTICS’ INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2025
C4 Therapeutics’ stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. KPMG LLP has served as our independent registered public accounting firm since 2016.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of C4 Therapeutics and its stockholders.
A representative of KPMG LLP was present at our annual meeting of stockholders in June 2024 and is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
C4 Therapeutics incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and 2023.

	2024	2023
Audit fees (1)	$933,988	$786,607
Audit-related fees	—	—
Tax fees (2)	—	—
All other fees	—	—
Total fees	$933,988	$786,607
(1)Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with regulatory filings and the issuance of comfort letters.
(2)Tax fees consist of fees for professional services, including tax consulting.
Audit Committee Policies and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The Company’s Audit Committee Pre-Approval Policy provides that, with the exception of certain services of de minimis value, we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee, or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2024 and 2023 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the policies and procedures described above.
Vote Required
A majority of the votes properly cast FOR this proposal is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
The Board of Directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT TO OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000
Our Fifth Amended and Restated Certificate of Incorporation currently authorizes the issuance of 150,000,000 shares of common stock. In April 2025, our Board of Directors declared it advisable and approved and adopted an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 to 300,000,000, or the Authorized Shares Charter Amendment. Our Board of Directors is requesting stockholder approval of the Authorized Shares Charter Amendment.
The additional common stock to be authorized by the adoption of the Authorized Shares Charter Amendment would have rights identical to our currently outstanding common stock. Adoption of the Authorized Shares Charter Amendment and issuance of additional common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the Authorized Shares Charter Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we currently plan to file promptly following the Annual Meeting if this proposal is approved. Other than the increase of authorized shares of Common Stock as described in this Proposal, the remainder of our Fifth Amended and Restated Certificate of Incorporation will remain unchanged after effectiveness of the Certificate of Amendment. If the proposed Authorized Shares Charter Amendment is not approved, then our Fifth Amended and Restated Certificate of Incorporation will remain unchanged.
Our Board of Directors believes that additional authorized shares of common stock would give us the necessary flexibility to issue shares for various corporate purposes, including, in particular, raising capital, and enable us to take timely advantage of market conditions and opportunities. Other corporate purposes for which the additional authorized shares could be used include, but are not limited to, meeting general working capital needs; potential strategic transactions, including mergers, acquisitions, and other business combinations; future grants and awards under equity compensation plans; stock splits and stock dividends; and other purposes for which further stockholder approval would not be needed, except as may be required in certain cases by law or the Nasdaq rules. The discretion of our Board of Directors, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require stockholders to approve such transaction.
Form of the Amendment
If the stockholders approve this proposal, our Fifth Amended and Restated Certificate of Incorporation will be amended to increase the number of shares of common stock the Company is authorized to issue from 150,000,000 shares to 300,000,000 shares. The par value of the common stock will remain at $0.0001 per share. There will be no change to the number of authorized shares of undesignated preferred stock. The Certificate of Amendment would amend the first paragraph of ARTICLE IV of the Fifth Amended and Restated Certificate of Incorporation in its entirety to read as follows:
The total number of shares of capital stock which the Corporation shall have authority to issue is 310,000,000, of which (i) 300,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).
The remaining text of ARTICLE IV of our Fifth Amended and Restated Certificate of Incorporation will remain unchanged.
Purpose for the Increase in Authorized Shares
Our Board of Directors believes it is in the best interest of the Company and stockholders to increase the number of authorized shares of our common stock to give the Company greater flexibility in considering and planning for future business needs. We currently do not have any specific plans, arrangements or understandings to issue additional shares of our common stock, except for (i) the issuance of shares of common stock pursuant to our equity incentive plans and (ii) potential issuances pursuant to our sales agreement with TD Securities (USA) LLC (Sales Agreement), through which we may offer and sell shares of our common stock from time to time in “at-the-market” offerings. Having the additional authorized shares available will provide additional flexibility to use our common stock for business and financial purposes in the future as well as to have sufficient shares available to provide appropriate equity incentives for our employees.

As of April 14, 2025, we were authorized to issue up to 150,000,000 shares of our common stock, of which 71,007,083 were issued and outstanding. An additional 3,407,270 shares of our common stock were reserved for issuance under our equity incentive plans and other inducement equity grants, including shares of common stock issuable upon the exercise of outstanding stock options, shares of common stock issuable upon the vesting and settlement of outstanding RSUs and shares of common stock reserved for future issuance under our 2020 Plan and our 2020 ESPP. Accordingly, notwithstanding additional shares we may issue pursuant to the Sales Agreement, after adjusting for shares reserved for issuance under our equity incentive plans, the Company has only 71,882,959 shares of common stock available for future issuance out of the 150,000,000 shares of common stock currently authorized as of April 14, 2025.
Rights of Additional Authorized Shares
The additional authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to the common stock. Accordingly, should our Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.
Potential Adverse Effects of the Amendment
Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our board of directors from taking any appropriate actions not inconsistent with its fiduciary duties.
Effectiveness of the Amendment
The above description of the Authorized Shares Charter Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Authorized Shares Charter Amendment, which is attached to this Proxy Statement as Appendix A. If the proposed Authorized Shares Charter Amendment is adopted, it will become effective upon the filing of the Authorized Shares Charter Amendment with the Secretary of State of the State of Delaware.
Vote Required
To approve this Proposal No. 4, the stockholders of a majority in voting power of the outstanding shares of our common stock entitled to vote must vote “FOR” the proposal. Because this Proposal requires an affirmative vote of the outstanding shares entitled to vote thereon, abstentions and broker non-votes, if any, will effectively be counted as votes “AGAINST” the proposal.
The Board of Directors recommends voting “FOR” Proposal No. 4 to approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 and discussed them with Company management and KPMG LLP, the Company’s independent registered public accounting firm.
We have received from, and discussed with, KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board, or the PCAOB. In addition, we have received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding communications by KPMG LLP with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence, and have discussed with KPMG LLP its independence from management and the Company.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements of the Company, audited by KPMG LLP, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, that was filed with the SEC.
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

Respectfully submitted by the members of the Audit Committee of the Board of Directors of C4 Therapeutics, Inc.

Utpal Koppikar, Chair
Bruce Downey
Owen Hughes

HOUSEHOLDING
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: (617) 231-0700. If you want to receive separate copies of the proxy statement, or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a8 of the Exchange Act so that it is received by us no later than December 30, 2025. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to legal@c4therapeutics.com.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our By-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2026.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 18, 2026 and no later than March 20, 2026. Stockholder proposals and the required notice should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, and other information with the SEC. Reports, proxy statements, and other information are available on the SEC’s website, http://www.sec.gov. You may also read and copy any document we file with the SEC on the date of filing on our website at http://www.c4therapeutics.com under the “Investors” heading.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April [__], 2025. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
COMPANY WEBSITE
We maintain a website at www.c4therapeutics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
APPENDIX A - AUTHORIZED SHARES CHARTER AMENDMENT
CERTIFICATE OF AMENDMENT TO THE
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF C4 THERAPEUTICS, INC.

C4 Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.The Fifth Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby amended by replacing the first paragraph of Article IV in its entirety to read as follows:
“The total number of shares of capital stock which the Corporation shall have authority to issue is 310,000,000, of which (i) 300,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).”
2.The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the foregoing amendment set forth in this Certificate of Amendment in accordance with the provisions of Section 242 of the DGCL.
3.The stockholders of the Corporation, at a meeting duly called and held pursuant to Section 222 of the DGCL, duly adopted the amendments set forth in this Certificate of Amendment in accordance with the provisions of Section 242 of the DGCL.
4.The foregoing amendments were duly adopted in accordance with Section 242 of the DGCL.
IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment on [_______________], 2025.

C4 THERAPEUTICS, INC.

By:_______________________
Name: Andrew J. Hirsch
Title: Chief Executive Officer

C4 THERAPEUTICS, INC. 490 ARSENAL WAY, SUITE 120 WATERTOWN, MA 02472

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/CCCC2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V67483-P27836	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C4 THERAPEUTICS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.
To elect three Class II directors to our Board of Directors, each to serve until the 2028 Annual Meeting of Stockholders and until his/her successor has been duly elected and qualified, or until his/her earlier resignation or removal:
		☐	☐	☐

Nominees:

01)	Ronald Harold Wilfred Cooper
02)	Donna Grogan, M.D.
03)	Steven Hoerter

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.					☐	☐	☐

3.	To ratify the engagement of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.					☐	☐	☐
4.	To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V67484-P27836

C4 THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 18, 2025 8:30 AM ET
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Andrew J. Hirsch and Jolie M. Siegel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of C4 Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM ET on June 18, 2025, virtually at www.virtualshareholdermeeting.com/CCCC2025, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side